Exhibit 10.1
EXECUTION COPY
[Published CUSIP Numbers:
Facility: 36249PAA7
Revolving Credit Loans: 36249PAB5
Term Loans: 36249PAC3]
CREDIT AGREEMENT
by and among
GSI COMMERCE, INC.
and
GSI COMMERCE SOLUTIONS, INC., as Borrowers,
THE LENDERS PARTY HERETO
and
BANK OF AMERICA, N.A,
as Administrative Agent, Swing Loan Lender and Issuing Lender

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC.,
PNC CAPITAL MARKETS LLC,
DEUTSCHE BANK SECURITIES INC. and
J.P. MORGAN SECURITIES INC.,
as Joint Lead Arrangers and Joint Bookrunners
Dated as of February 9, 2011

TABLE OF CONTENTS

		Page

1. CERTAIN DEFINITIONS		1
1.1	Certain Definitions	1
1.2	Construction	20
1.3	Accounting Principles	20
1.4	Letter of Credit Amounts	21
1.5	Currency Equivalents Generally	21

2. REVOLVING CREDIT AND SWING LOAN FACILITIES		21
2.1	Revolving Credit Commitments	21
2.2	Nature of the Lenders’ Obligations with Respect to Revolving Credit Loans	22
2.3	Facility Fees	22
2.4	Revolving Credit Loan Requests; Swing Loan Requests	23
2.5	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans	23
2.6	Notes	25
2.7	Use of Proceeds	25
2.8	Letter of Credit Subfacility	25
2.9	Cash Collateral	32
2.10	Defaulting Lenders	33

3. TERM LOANS		35
3.1	Term Loan Commitments	35
3.2	Making the Term Loans; Presumptions by the Administrative Agent	35
3.3	Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms	36
3.4	Term Notes	37
3.5	Incremental Facilities	37

4. INTEREST RATES		39
4.1	Interest Rate Options	39
4.2	Interest Periods	39
4.3	Interest After Default	40
4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available	40
4.5	Selection of Interest Rate Options	41

5. PAYMENTS		41
5.1	Payments	41
5.2	Pro Rata Treatment of Lenders	42
5.3	Sharing of Payments by Lenders	42
5.4	Presumptions by Administrative Agent	43
5.5	Interest Payment Dates	43
5.6	Voluntary Prepayments; Reduction of Revolving Credit Commitments	43
5.7	Mandatory Prepayments	45
5.8	Increased Costs	46
5.9	Taxes	47
5.10	Indemnity	49
5.11	Settlement Date Procedures	50
5.12	Interbank Market Presumption	50
5.13	Judgment Currency	51

6. REPRESENTATIONS AND WARRANTIES		51
6.1	Representations and Warranties	51
6.2	Updates to Schedules	55

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-ii-

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A) — PRICING GRID

SCHEDULE 1.1(B) — REVOLVING CREDIT COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(C) — TERM LOAN COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(P) — PERMITTED LIENS

SCHEDULE 2.8 — EXISTING LETTERS OF CREDIT REPORT

SCHEDULE 6.1(a) — QUALIFICATIONS TO DO BUSINESS

SCHEDULE 6.1(b) — SUBSIDIARIES

SCHEDULE 6.1(e) — MATERIAL LITIGATION

SCHEDULE 6.1(k) — PLEDGED COLLATERAL

SCHEDULE 6.1(n) — ENVIRONMENTAL DISCLOSURES

SCHEDULE 7.1 — EXISTING INDEBTEDNESS

SCHEDULE 7.1(a) — OPINION OF COUNSEL

SCHEDULE 8.1(c) — INSURANCE REQUIREMENTS RELATING TO COLLATERAL

SCHEDULE 8.2(a) — PERMITTED INDEBTEDNESS

SCHEDULE 8.2(d) — EXISTING INVESTMENTS

SCHEDULE 9.1(j) — EXISTING 5% SHAREHOLDERS

SCHEDULE 11.5 — ADMINISTRATIVE AGENT INFORMATION

EXHIBITS

EXHIBIT 1.1(A) — ADMINISTRATIVE QUESTIONNAIRE

EXHIBIT 1.1(B) — ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(G) — GUARANTOR JOINDER

EXHIBIT 1.1(N) — FORM OF NOTE

EXHIBIT 2.4(a) — REVOLVING CREDIT LOAN REQUEST

EXHIBIT 2.4(b) — SWING LOAN REQUEST

EXHIBIT 2.8 — LETTER OF CREDIT REPORT

EXHIBIT 3.1 — TERM LOAN REQUEST

EXHIBIT 7.1 — FORM OF SOLVENCY CERTIFICATE

EXHIBIT 8.3(c) — QUARTERLY COMPLIANCE CERTIFICATE

-iii-

CREDIT AGREEMENT
THIS CREDIT AGREEMENT is dated as of February 9, 2011, and is made by and among GSI COMMERCE, INC., a Delaware corporation (“Parent”) and GSI COMMERCE SOLUTIONS, INC., a Pennsylvania corporation (“GSICS”) (each, a “Borrower” and collectively, the “Borrowers”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined) from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders under this Agreement, as Swing Loan Lender and as Issuing Lender.
BACKGROUND
The Borrowers have requested the Lenders to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $285,000,000 and (ii) a term loan facility in an aggregate principal amount equal to $115,000,000.
The Lenders are willing to provide such credit upon the terms and conditions hereinafter set forth.
Accordingly, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1. CERTAIN DEFINITIONS.
1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
Accrual Date means (a) each March 31, June 30, September 30 and December 31, (b) the Expiration Date and (c) the date of any acceleration of the Loans.
Acquisition means the acquisition of Fanatics, Inc., a Delaware corporation, pursuant to the Acquisition Agreement.
Acquisition Agreement means the Agreement and Plan of Merger dated as of February 9, 2011, among Parent, Gator Acquisition Corp., a Delaware corporation, Gator Acquisition LLC, a Delaware limited liability company, Fanatics, Inc., a Delaware corporation, the stockholders of Fanatics, Inc. and the other parties thereto.
Administrative Agent means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
Administrative Agent’s Fee has the meaning specified in Section 10.8 [Administrative Agent’s Fee].
Administrative Agent’s Letter has the meaning specified in Section 10.8 [Administrative Agent’s Fee].
Administrative Agent’s Office means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.5, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
Administrative Questionnaire means an Administrative Questionnaire in substantially the form of Exhibit 1.1(A) or any other form approved by the Administrative Agent.
Affiliate means as to any Person, any other Person (a) which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) which beneficially owns or holds, directly or indirectly, 15% or more of any class of the voting or other equity interests of such Person or (c) 15% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.

Agreement means this Credit Agreement, including all schedules and exhibits.
Anti-Terrorism Laws means any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended or replaced).
Applicable Amount means, at any time, an amount equal to the sum of:
(a) $75,000,000; plus
(b) an amount, determined on a cumulative basis, but not less than zero, equal to the aggregate amount of Consolidated Cash Flow for each fiscal year ended prior to such time multiplied by 0.25, commencing with Consolidated Cash Flow for the fiscal year ending December 31, 2011; minus
(c) any amounts used to make dividends or other distributions pursuant to Section 8.2(e)(iii) [Dividends and Related Distributions] after the Closing Date and prior to such time; minus
(d) any amounts used to make prepayments, redemptions or repurchases permitted by Section 8.2(n)(ii) [Repayment of Indebtedness] (including, without duplication, any amounts thereof scheduled to be used to make prepayments, redemptions or repurchases of Indebtedness incurred pursuant to Section 8.2(a)(vi) [Indebtedness], which amounts shall reduce the Applicable Amount, to the extent provided in Section 8.2(a)(vi)(C) [Indebtedness], at the time such Indebtedness is incurred) after the Closing Date and prior to such time.
Applicable Facility Fee Rate means the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) in the row entitled “Facility Fee.” Any increase or decrease in the Applicable Facility Fee Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 8.3(c) [Certificate of the Borrowers]; provided, that from the Closing Date until a Compliance Certificate is delivered in accordance with such Section for the first fiscal quarter ending after the Closing Date, pricing level “III” shall apply; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section pricing level “V” shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Applicable Letter of Credit Fee Rate means the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) in the row entitled “Applicable Margin for LIBOR Revolving Loans.” Any increase or decrease in the Applicable Letter of Credit Fee Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 8.3(c) [Certificate of the Borrowers]; provided, that from the Closing Date until a Compliance Certificate is delivered in accordance with such Section for the first fiscal quarter ending after the Closing Date, pricing level “III” shall apply; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section pricing level “V” shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Applicable Margin means as applicable:
(a) the percentage spread to be added to the Base Rate applicable to Term Loans or Revolving Credit Loans under the Base Rate Option, and Swing Loans, as the case may be, based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) in the row entitled “Applicable Margin for Base Rate Term Loans” or “Applicable Margin for Base Rate Revolving Loans”, as applicable, or

(b) the percentage spread to be added to the LIBOR Rate applicable to Term Loans or Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) in the row entitled “Applicable Margin for LIBOR Term Loans” or “Applicable Margin for LIBOR Revolving Loans”, as applicable.
Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 8.3(c) [Certificate of the Borrowers]; provided, that from the Closing Date until a Compliance Certificate is delivered in accordance with such Section for the first fiscal quarter ending after the Closing Date, pricing level “III” shall apply; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section pricing level “V” shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Applicable Revolving Credit Percentage means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.10(a)(iii) [Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure].
Applicable Term Loan Percentage means, with respect to any Term Loan Lender, (i) on the Closing Date, the percentage (carried out to the ninth decimal place) of the Term Loan Commitments represented by such Term Loan Lender’s Term Loan Commitment at such time and (ii) at any time thereafter, the percentage (carried out to the ninth decimal place) of the Term Loans represented by such Term Loan Lender’s Term Loans at such time.
Approved Fund means any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Assignment and Assumption means an assignment and assumption entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns] (with the consent of any party whose consent is required by Section 11.8 [Successors and Assigns]), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.1(B) (or such other form as shall be acceptable to the Administrative Agent).
Authorized Officer means, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
Auto-Extension Letter of Credit has the meaning specified in Section 2.8(a) [Issuance of Letters of Credit].
Auto-Reinstatement Letter of Credit has the meaning specified in Section 2.8(a) [Issuance of Letters of Credit].
Bank of America means Bank of America, N.A. and its successors.

Base Rate means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period on any day plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
Base Rate Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1(a)(i) [Base Rate Option].
Borrower and Borrowers have the meanings specified in the introductory paragraph.
Borrower Materials has the meaning specified in Section 8.3(e) [Information].
Borrowing Date means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at the same or to a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche means specified portions of Loans outstanding as follows: (a) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche and (b) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York or the state where the Administrative Agent’s Office is located and, if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a London Banking Day.
Capital Expenditures means, with respect to Parent and its Subsidiaries consolidated in accordance with GAAP, for any period, all expenditures in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations); provided that (i) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be, and (ii) Capital Expenditures shall not include any such expenditures financed with (x) proceeds from the sale of Equity Interests of Parent or (y) Indebtedness permitted to be incurred under this Agreement (other than any Revolving Credit Loans or Swing Loans).
Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Lender or Swing Loan Lender (as applicable), or the Lenders, as collateral for Letter of Credit Obligations, Obligations in respect of Swing Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swing Loan Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or the Swing Loan Lender (as applicable). Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
Cash Equivalents means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit with maturities of not more than one year from the date of acquisition by such Person of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above (including each of the money market funds currently utilized by the Borrowers on the Closing Date) and (e) demand deposit accounts maintained in the ordinary course of business.
Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body. Notwithstanding anything to the contrary herein, it is understood and agreed that the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all requests, rules, guidelines and directives relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date of this Agreement.
Closing Date means the first Business Day on or before May 10, 2011, on which all the conditions precedent in Section 7.1 [First Loans and Letters of Credit] are satisfied or waived in accordance with Section 11.1 [Modification, Amendments or Waivers].
Code means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Collateral means the collateral under the Collateral Documents.
Collateral Documents has the meaning given to such term in Section 6.1(k) [Liens in the Collateral].
Commitment means, as to any Lender, the aggregate of its Revolving Credit Commitment and Term Loan Commitment, and in the case of the Swing Loan Lender, its Swing Loan Commitment, and Commitments means, collectively, the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.
Compliance Certificate has the meaning specified in Section 8.3(c) [Certificate of the Borrowers].
Complying Lender means any Lender which is not a Defaulting Lender.
Computation Date means each of the following: (a) each requested Borrowing Date for proposed Revolving Credit Loans if, on such date, there are Letters of Credit outstanding in any currency other than Dollars, (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit if such Letter of Credit is denominated in any currency other than Dollars or if, on the date of such issuance, there are Letters of Credit outstanding in any currency other than Dollars, (ii) each date of an amendment of any Letter of Credit having the effect of increasing the amount thereof if such Letter of Credit is denominated in any currency other than Dollars or if, on the date of such amendment, there are Letters of Credit outstanding in any currency other than Dollars and (iii) each date of any payment by the Issuing Lender under any Letter of Credit denominated in any currency other than Dollars, and (c) such additional dates as the Administrative Agent shall reasonably determine or the Swing Loan Lender or the Issuing Lender shall reasonably require.

Consolidated Adjusted EBITDA means, for any period of determination, Consolidated EBITDA for such period plus (or minus, if negative), without duplication, (a) with respect to any entity acquired during such period as a result of the Acquisition or a Permitted Acquisition, EBITDA of such entity for such period prior to such Acquisition or Permitted Acquisition (whether positive or negative) and (b) cost savings, operating expense reductions, restructuring costs or other operating improvements or synergies (net of continuing associated expenses) in connection with the Acquisition or Permitted Acquisitions to the extent factually supportable, in each case which have been realized or are reasonably expected to be realized within 12 months following the Acquisition or the relevant Permitted Acquisition, as the case may be; provided that, (i) any such increase or decrease to Consolidated EBITDA shall be determined in good faith by an Authorized Officer of the Borrowers and shall be set forth in a reasonably detailed certificate of an Authorized Officer of the Borrowers, using, for purposes of making such calculations, the historical consolidated financial statements of the Borrowers and their Subsidiaries which shall be reformulated as if such relevant transaction, and any other relevant transactions that have been consummated during the period, had been consummated on the first day of such period, (ii) any such increase or decrease to Consolidated EBITDA shall be without duplication for cost savings, operating expense reductions or other operating improvements or synergies or additional costs already included in such Consolidated EBITDA for such period of determination and (iii) the aggregate amount added to or included in Consolidated EBITDA pursuant to clause (b) above, together with the aggregate amount added to EBITDA pursuant to clause (a)(iv) of the definition of Consolidated EBITDA, in any period of four consecutive fiscal quarters shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustments pursuant to clause (b) of this definition and clause (a)(iv) of the definition of Consolidated EBITDA).
Consolidated Cash Flow means, for any fiscal year of the Borrowers, the excess (if any) of (a) Consolidated EBITDA for such fiscal year over (b) the sum of Fixed Charges and Capital Expenditures for such fiscal year and any cash expenditures made to satisfy earn-out liabilities during such fiscal year.
Consolidated EBITDA for any period of determination means (in each case, of Parent and its Subsidiaries for such period determined and consolidated in accordance with GAAP) (a) the sum of (i) EBITDA, (ii) any expenses directly resulting from GAAP treatment of earn-out liabilities incurred in connection with any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition and the payment of such liabilities during such period of determination, (iii) to the extent deducted in determining EBITDA for such period, one-time third party transaction expenses directly related to the Acquisition or any Permitted Acquisition, as documented to the Administrative Agent in reasonable detail, (iv) to the extent deducted in determining EBITDA for such period, one-time integration expenses directly related to the Acquisition or any Permitted Acquisition, as documented to the Administrative Agent in reasonable detail and (v) the expense resulting from any upward adjustment in inventory valuation directly related to any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition, in each case occurring in such period of determination; provided that the aggregate amount added to EBITDA pursuant to clause (iv) above, together with the aggregate amount added to Consolidated EBITDA pursuant to clause (b) of the definition of Consolidated Adjusted EBITDA, in any period of four consecutive fiscal quarters shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustments pursuant to clause (a)(iv) of this definition and clause (b) of the definition of Consolidated Adjusted EBITDA), minus (b) (i) non-cash credits to net income, (ii) the amount, if any, included in clause (a) attributable in such period to Persons which have been divested during such period or which are the subject of written agreements providing for their divestiture, which amount, and method of calculating such amount, shall be reasonably satisfactory to the Administrative Agent, (iii) any income directly resulting from GAAP treatment of earn-out liabilities incurred in connection with any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition and the payment of such liabilities during such period of determination and (iv) any downward adjustment in inventory valuation directly related to any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition, in each case occurring in such period of determination.
Consolidated Net Worth means at any time the Loan Parties’ assets minus the Loan Parties’ liabilities, all determined on a consolidated basis in accordance with GAAP.
Convertible Notes due 2027 means Parent’s 2.50% Convertible Senior Notes due 2027.
Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Defaulting Lender means, subject to Section 2.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, any Issuing Lender, any Swing Loan Lender or any other Lender any other amount (other than any de minimis amount) required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within three Business Days of the date when due, (b) has notified the Borrowers or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body.
Dollar, Dollars, U.S. Dollars and the symbol $ means lawful money of the United States of America.
Dollar Equivalent means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Computation Date) for the purchase of Dollars with such other currency.
Domestic Subsidiary means a Subsidiary of a Loan Party organized under the laws of the United States or one of the states or territories thereof (other than any Subsidiary of a Foreign Subsidiary).
Drawing Date has the meaning specified in Section 2.8(c)(i) [Disbursements, Reimbursement].
EBITDA means, for any period for any Person, net income plus interest expense, depreciation, amortization, income tax expense and other non-cash charges to net income (other than the write-down of current assets but including, without limitation, non-cash stock-based compensation expense, non-cash investment, goodwill or other intangible impairment charges), minus non-cash credits to net income and cash payments made on account of non-cash charges included in EBITDA in a prior period, all for such period and for such Person, determined in accordance with GAAP.

Environmental Laws means all applicable Federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to regulated substances; or the environment; (c) protection of the environment and/or natural resources; employee safety in the workplace; (d) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (e) the presence of contamination; (f) the protection of endangered or threatened species; and (g) the protection of environmentally sensitive areas.
Equity Interests has the meaning given to such term in Section 6.1(b) [Subsidiaries and Owners; Investment Companies].
ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Affiliate means, at any time, any trade or business (whether or not incorporated) under common control with a Borrower and treated as a single employer under Section 414 of the Code.
ERISA Event means (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; (g) the failure by any Plan to meet the minimum funding standards (as defined under Section 412 of the Code or Section 302 of ERISA applicable to such Plan, in each instance, whether or not waived; or (h) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan.
Event of Default means any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”
Excess Scheduled Payment has the meaning specified in Section 8.2(a)(vi) [Indebtedness].
Excess Scheduled Payment Quarter has the meaning specified in Section 8.2(a)(vi) [Indebtedness].
Excluded Taxes means, with respect to the Administrative Agent, any Lender, the Issuing Lender, the Swing Loan Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender, any U.S. Federal withholding Tax resulting from any Law in effect (including FATCA) on the date such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9(f) [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 5.9(a) [Payment Free of Taxes].

Executive Order No. 13224 means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Existing Letters of Credit means each letter of credit previously issued for the account of a Borrower that is outstanding on the Closing Date and set forth on Schedule 2.8.
Expiration Date means February 9, 2016, which is the final maturity date with respect to the Revolving Credit Commitments and the Term Loans.
Facility Fee has the meaning specified in Section 2.3(a) [Facility Fees].
Facility Share means for any Lender, (i) prior to the Closing Date, the sum of the Term Loan Commitment of such Lender and the Revolving Credit Commitment of such Lender and (ii) on and after the Closing Date, the sum of the outstanding Term Loans of such Lender and the Revolving Credit Commitment of such Lender.
FATCA means Sections 1471 through 1474 of the Codes, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.
Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
Fixed Charge Coverage Ratio means the ratio of Consolidated EBITDA to Fixed Charges.
Fixed Charges means, for any period of determination, the sum of cash interest expense, cash income taxes, scheduled principal installments on Indebtedness (other than the Convertible Notes due 2027) and cash dividends (which, for the avoidance of doubt, shall not include repurchases of Parent’s common stock pursuant to Section 8.2(e) [Dividends and Related Distributions]), in each case of the Borrowers and their Subsidiaries for such period determined and consolidated in accordance with GAAP.
Foreign Lender means any Lender that is organized under the Laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
Foreign Subsidiary means (i) any Subsidiary of a Loan Party that is not a Domestic Subsidiary and (ii) any Subsidiary of a Subsidiary of a Loan Party that is not a Domestic Subsidiary.
FRB means the Board of Governors of the Federal Reserve System of the United States.
Fronting Exposure means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

GAAP means generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.
GSICS Equity Interests has the meaning specified in Section 6.1(b) [Subsidiaries and Owners; Investment Companies].
Guarantor means each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.
Guarantor Joinder means a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G) (or such other form that is acceptable to the Administrative Agent).
Guaranty of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
Guaranty Agreement means the Continuing Agreement of Guaranty and Suretyship executed and delivered by each of the Guarantors.
Increase Effective Date has the meaning specified in Section 3.5 [Incremental Facilities].
Increase Joinder has the meaning specified in Section 3.5 [Incremental Facilities].
Incremental Commitments means the Incremental Revolving Commitments and/or the Incremental Term Commitments.
Incremental Revolving Commitment has the meaning specified in Section 3.5 [Incremental Facilities].
Incremental Term Commitment has the meaning specified in Section 3.5 [Incremental Facilities].
Indebtedness means, as to any Person at any time and without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, and the net value of any obligation under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business other than trade payables which are either or both (i) represented by a promissory note or other evidence of indebtedness and/or (ii) are more than ninety (90) days past due and are not being diligently contested in good faith), or (e) any Guaranty of Indebtedness for borrowed money; provided that for purposes of this Agreement in cases where GAAP reporting permits or requires a valuation of any Indebtedness at less than the principal amount outstanding, the amount of any Indebtedness shall be determined by the principal amount thereof outstanding.
Indemnified Taxes means Taxes other than Excluded Taxes.

Indemnitee has the meaning specified in Section 11.3(b) [Indemnification by the Borrowers].
Information means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
Insolvency Proceeding means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any Debtor Relief Law or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Debtor Relief Law.
Intercompany Subordination Agreement means a subordination agreement among the Loan Parties for the benefit of the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent.
Interest Period means the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans and/or Term Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (a) the Borrowing Date if the Borrowers are requesting new Loans or (b) the date of renewal of or conversion to the LIBOR Rate Option if the Borrowers are renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (i) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Hedge means an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
Interest Rate Option means any LIBOR Rate Option or Base Rate Option.
IRS means the Internal Revenue Service.
ISP means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
Issuing Lender means, (i) with respect to Letters of Credit issued on or after the Closing Date, Bank of America, in its individual capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and (ii) with respect to Existing Letters of Credit, PNC Bank, National Association. Each reference to “the Issuing Lender” hereunder with respect to any Issuing Lender shall refer to the person that issued such Letter of Credit or to all Issuing Lenders, as the context requires.
Joint Venture means a corporation, partnership, limited liability company or other entities in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

Law means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.
Lender Provided Interest Rate Hedge means an Interest Rate Hedge which is provided by any Lender or any Affiliate of a Lender (or any Person who, at the time of entering into such Interest Rate Hedge, was a Lender or an Affiliate of a Lender) and with respect to which the Administrative Agent determines: (a) is documented in a standard International Swap Dealer Association Agreement, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner and (c) is entered into for hedging (rather than speculative) purposes.
Lenders means the financial institutions named on Schedules 1.1(B) and 1.1(C), their respective successors and assigns as permitted hereunder and any Person that becomes a Lender hereunder pursuant to Section 3.5 [Incremental Facilities], each of which is referred to herein as a Lender and, as the context requires, includes the Swing Loan Lender and the Issuing Lender. For the purpose of any Loan Document which provides for the granting of a Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations or for any guarantee of the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed and any Person providing a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products to which such Obligation is owed.
Letter of Credit has the meaning specified in Section 2.8(a) [Issuance of Letters of Credit].
Letter of Credit Advance means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Applicable Revolving Credit Percentage.
Letter of Credit Application means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.
Letter of Credit Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a borrowing of Revolving Credit Loans.
Letter of Credit Expiration Date means the day that is seven days prior to the Expiration Date then in effect for the Revolving Credit Commitments (or, if such day is not a Business Day, the next preceding Business Day).
Letter of Credit Fee has the meaning specified in Section 2.8(b) [Letter of Credit Fees].
Letter of Credit Obligations means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Reimbursement Obligations, including all Letter of Credit Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4 [Letter of Credit Amounts]. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
Letter of Credit Sublimit means an amount equal to $30,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
Leverage Ratio means, as of any date of determination, the ratio of (a) consolidated Indebtedness of the Loan Parties and their Subsidiaries on such date; to (b) Consolidated Adjusted EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

LIBOR Base Rate has the meaning specified in the definition of LIBOR Rate.
LIBOR Rate means for any Interest Period with respect to a LIBOR Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR Base Rate 1.00 - LIBOR Reserve Percentage
Where,
LIBOR Base Rate means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the LIBOR Base Rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.
LIBOR Rate Option means the option of the Borrowers to have Revolving Credit Loans or Term Loans bear interest at the rate and under the terms set forth in Section 4.1(a)(ii) [LIBOR Rate Option].
LIBOR Reserve Percentage means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.
Lien means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
Loan Documents means this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, if any, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered in connection herewith or therewith.
Loan Parties means the Borrowers and the Guarantors.
Loan Request means each of (i) a request for a Revolving Credit Loan in accordance with Section 2.4(a) [Revolving Credit Loan Requests], (ii) a request for the advance of Term Loans in accordance with Section 3.1 [Term Loan Commitments] or (iii) a Letter of Credit Application.

Loans means, collectively, and Loan means, separately, all Revolving Credit Loans, Term Loans and Swing Loans or any Revolving Credit Loan, Term Loan or Swing Loan.
London Banking Day means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
Material Adverse Change means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of the Loan Parties taken as a whole, (c) impairs or could reasonably be expected to impair the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness or (d) impairs or could reasonably be expected to impair the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Month, with respect to an Interest Period under the LIBOR Rate Option, means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Multiemployer Plan means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
Non-Consenting Lender has the meaning specified in Section 11.1 [Modification, Amendments or Waivers].
Non-Extension Notice Date has the meaning specified in Section 2.8(a) [Issuance of Letters of Credit].
Non-Reinstatement Deadline has the meaning specified in Section 2.8(a) [Issuance of Letters of Credit].
Notes means, collectively, the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.
Obligation means any obligation or liability of any of the Loan Parties or any of their Subsidiaries, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (a) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (b) any Lender Provided Interest Rate Hedge and (c) any Other Lender Provided Financial Service Product.
Official Body means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Order has the meaning specified in Section 2.8(i) [Liability for Acts and Omissions].
Original Currency has the meaning specified in Section 5.13(a) [Currency Conversion Procedures for Judgments].

Other Currency has the meaning specified in Section 5.13(a) [Currency Conversion Procedures for Judgments].
Other Lender Provided Financial Service Product means agreements or other arrangements under which any Lender or Affiliate of a Lender (or any Person who, at the time of entering into such agreements or other arrangements, was a Lender or an Affiliate of a Lender) provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) debit cards, (c) purchasing and commercial cards, (d) ACH Transactions, (e) cash management, including controlled disbursement, accounts or services, (f) foreign currency exchange or (g) trade finance, including trade, commercial and documentary letters of credit.
Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
Parent has the meaning specified in the introductory paragraph.
Participant has the meaning specified in Section 11.8(d) [Participations].
Patent, Trademark and Copyright Assignment means the Patent, Trademark and Copyright Security Agreement in form and substance acceptable to the Administrative Agent executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
Payment Date means (a) each January 5, April 5, July 5 and October 5, (b) the Expiration Date and (c) the date of any acceleration of the Loans (or, if such date is not a Business Day, the next succeeding Business Day).
Payment In Full means payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Permitted Acquisitions has the meaning assigned to such term in Section 8.2(f) [Liquidations, Mergers, Consolidations, Acquisitions].
Permitted Investments means:
(a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(b) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;
(c) Cash Equivalents; and
(d) money market or mutual funds whose investments are limited to those types of investments described in clauses (a)-(c) above.
Permitted Liens means:
(a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(b) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
(c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
(d) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
(e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(f) Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations including Other Lender Provided Financial Services Obligations and Lender Provided Interest Rate Hedges;
(g) Liens on personal property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
(h) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P) and Liens arising upon the extension, refinancing or renewal of such Indebtedness so secured; provided that, in any case, the principal amount secured thereby is not hereafter increased, whether pursuant to extension, refinancing, renewal or otherwise, and no additional assets become subject to such Lien;
(i) Purchase Money Security Interests on personal property; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $10,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));
(j) The following, (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted with appropriate reserves set aside therefor so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
(A) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes,
(B) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
(C) Liens resulting from final judgments or orders described in Section 9.1(f) [Final Judgments or Orders]; and
(k) Other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed $15,000,000.
Person means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate contributes or has an obligation to contribute.
Platform has the meaning specified in Section 8.3(e) [Information].
Pledge Agreement means the Pledge Agreement in form and substance acceptable to the Administrative Agent executed and delivered by each of the Loan Parties and their Subsidiaries to the Administrative Agent for the benefit of the Lenders.
Potential Default means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
Prior Security Interest means a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to Permitted Liens (other than Permitted Liens described in clauses (a), (c) or (j) of such definition to the extent such Permitted Liens are not given super priority by statute).
Public Lender has the meaning specified in Section 8.3(e) [Information].
Purchase Money Security Interest means Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase (or for the refinancing thereof) of such tangible personal property (but for no other purpose), provided that such security interest does not encumber any asset not thereby purchased.
Quarter End means the last day of each of the first three fiscal quarters of Parent (the closest Saturday to March 31, June 30 and September 30, respectively).
Reimbursement Obligation has the meaning specified in Section 2.8(c) [Disbursements, Reimbursement].
Related Parties means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
Relief Proceeding means any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
Required Lenders means
(i) prior to termination of the Revolving Credit Commitments, Complying Lenders whose Facility Share aggregate at least 50.1% of the aggregate Facility Shares of all of the Complying Lenders; and
(ii) after termination of the Revolving Credit Commitments, any group of Complying Lenders if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates at least 50.1% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of all Complying Lenders then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the participating Revolving Credit Lenders (other than any Defaulting Lenders) in accordance with their respective Applicable Revolving Credit Percentages and not in favor of the Swing Loan Lender or the Issuing Lender, as applicable.

Required Revolving Credit Lenders means Revolving Credit Lenders that are Complying Lenders whose Revolving Credit Commitments aggregate at least 50.1% of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders that are Complying Lenders.
Required Share has the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
Revolving Credit Commitment means, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter amended, whether pursuant to an Assignment and Assumption, increases or reductions in Revolving Credit Commitments provided for under the terms of the Agreement or otherwise, and Revolving Credit Commitments means the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Lender means, at any time, any Lender that has a Revolving Credit Commitment at such time.
Revolving Credit Loans means, collectively, and Revolving Credit Loan means, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.8(c) [Disbursements, Reimbursement].
Revolving Credit Notes means, collectively, and Revolving Credit Note means, separately, Revolving Credit Notes of the Borrowers in the form of Exhibit 1.1(N) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Revolving Facility Usage means at any time the sum of the principal amount of Revolving Credit Loans then outstanding, the principal amount of Swing Loans then outstanding and the Dollar Equivalent amount of Letter of Credit Obligations.
Scheduled Payment Percentage means, for any fiscal quarter of the Borrowers, (i) with respect to the Term Loans, the percentage (carried out to the ninth decimal place) of the principal amount of the Term Loans outstanding on the Closing Date originally required to be repaid during such fiscal quarter in accordance with Section 3.3 [Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms] and (ii) with respect to any Indebtedness incurred pursuant to Section 8.2(a)(vi) [Indebtedness], the percentage (carried out to the ninth decimal place) of the principal amount of such Indebtedness outstanding at the time such Indebtedness was initially incurred originally required to be repaid during such fiscal quarter in accordance with the terms of the definitive documentation governing such Indebtedness.
Security Agreement means the Security Agreement in form and substance reasonably acceptable to the Administrative Agent executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.
Senior Leverage Ratio means, as of any date of determination, the ratio of (a) consolidated Indebtedness of the Loan Parties and their Subsidiaries on such date which is secured by a Lien on any of their property; to (b) Consolidated Adjusted EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.
Settlement Date means any Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 2.5(e) [Borrowings to Repay Swing Loans].
Solvency Certificate means a certificate in the form of Exhibit 7.1.

Solvent and Solvency mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Spot Rate for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
Standard & Poor’s means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.
Statements has the meaning specified in Section 6.1(f)(i) [Historical Statements].
Subsidiary of any Person at any time means any corporation, trust, partnership, limited liability company or other business entity of which 50% or more of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries.
Subsidiary Equity Interests has the meaning specified in Section 6.1(b) [Subsidiaries and Owners; Investment Companies].
Swing Loan Commitment means the Swing Loan Lender’s commitment to make Swing Loans to the Borrowers pursuant to Section 2.1(c) [Swing Loan Commitment] in an aggregate principal amount up to $25,000,000. The Swing Loan Commitment is part of, and not in addition to, the Revolving Credit Commitments.
Swing Loan Lender means Bank of America, acting through one of its affiliates or branches, in its capacity as provider of Swing Loans, or any successor swing loan lender hereunder.
Swing Loan Note means the Swing Loan Note of the Borrowers in the form of Exhibit 1.1(N) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Swing Loan Request has the meaning given to such term in Section 2.4(b) [Swing Loan Request].
Swing Loans means, collectively, and Swing Loan means, separately, all Swing Loans or any Swing Loan made by the Swing Loan Lender to the Borrowers pursuant to Section 2.1(c) [Swing Loan Commitment] hereof.
Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loan has the meaning given to such term in Section 3.1 [Term Loan Commitments] hereof.
Term Loan Commitment means, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(C) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter amended, whether pursuant to an Assignment and Assumption, increases or reductions in Term Loan Commitments provided for under the terms of the Agreement or otherwise, and Term Loan Commitments means the aggregate Term Loan Commitments of all of the Lenders.
Term Loan Lender means, at any time, any Lender that has a Term Loan Commitment or a Term Loan at such time.
Term Loan Notes means, collectively, and Term Loan Note means, separately, the Term Loan Notes of the Borrowers in the form of Exhibit 1.1(N) evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part and Term Loan Note means any of them separately.
USA Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Year End means the last day of each of fiscal year of Parent (the closest Saturday to December 31).
1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (c) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (d) reference to any Person includes such Person’s successors and assigns; (e) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (f) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (h) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document and (i) unless otherwise specified, all references herein to times of day shall be references to New York City Time.
1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] have the meanings given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1(f)(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 8.2 [Negative Covenants], then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Borrowers’ financial statements at that time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein.

1.4 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any documents related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.5 Currency Equivalents Generally.
(a) The Administrative Agent shall determine the Spot Rates as of each Computation Date to be used for calculating the Dollar Equivalent of Letters of Credit denominated in currencies other than Dollars. Such Spot Rates shall become effective as of such Computation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Computation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent.
(b) For purposes of determining compliance with Section 8.2 and otherwise computing the Leverage Ratio and the Senior Leverage Ratio, the equivalent in Dollars of any amount denominated in a currency other than Dollars will be converted to Dollars (i) with respect to income statement items, in a manner consistent with that used in calculating net income in the Borrowers’ latest financial statements delivered pursuant to Section 8.3(a) or (b) and (ii) with respect to balance sheet items, in a manner consistent with that used in calculating balance sheet items in the Borrowers’ latest financial statements delivered pursuant to Section 8.3(a) or (b) and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Interest Rate Hedges for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.
2. REVOLVING CREDIT AND SWING LOAN FACILITIES.
2.1 Revolving Credit Commitments.
(a) Revolving Credit Loans.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrowers at any time or from time to time on or after the Closing Date to the Expiration Date; provided that after giving effect to such Loan (i) the aggregate amount of Revolving Credit Loans from such Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment minus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the principal amount of the then outstanding Swing Loans and such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Dollar Equivalent amount of Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1. The Borrowers shall repay in full the outstanding principal amount of the Revolving Credit Loans, together with all accrued interest thereon and all fees and other amounts owing under any of the Loan Documents related thereto, on the Expiration Date or earlier termination of the Revolving Credit Commitments in connection with the terms hereof.

(b) Increase in Revolving Credit Commitments. The Borrowers may request increases to the Revolving Credit Commitments as provided in Section 3.5 [Incremental Facilities].
(c) Swing Loan Commitment.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, in its sole discretion, cancelable at any time for any reason whatsoever, make Swing Loans to the Borrowers at any time or from time to time after the Closing Date to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $25,000,000, provided that the aggregate principal amount of the Swing Loan Lender’s Swing Loans, the aggregate amount of Revolving Credit Loans of all the Revolving Credit Lenders and the aggregate Dollar Equivalent amount of Letter of Credit Obligations at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Revolving Credit Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow Swing Loans pursuant to this Section 2.1(c).
2.2 Nature of the Lenders’ Obligations with Respect to Revolving Credit Loans. Subject to and upon the terms and conditions set forth herein, each Revolving Credit Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4(a) [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Applicable Revolving Credit Percentage. If at any time the aggregate amount of any Revolving Credit Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers shall exceed its Revolving Credit Commitment minus its Applicable Revolving Credit Percentage of the principal amount of the then outstanding Swing Loans and its Applicable Revolving Credit Percentage of the Dollar Equivalent amount of Letter of Credit Obligations, the Borrowers shall immediately repay such excess without demand or prior notice. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party, nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.3 Facility Fees.
Accruing from the Closing Date until the Expiration Date, the Borrowers agree to pay to the Administrative Agent in Dollars for the account of each Revolving Credit Lender according to its Applicable Revolving Credit Percentage, a nonrefundable facility fee (the “Facility Fee”) equal to the Applicable Facility Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) times the actual daily amount (whether used or unused) of the aggregate Revolving Credit Commitments; provided that the Facility Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender (except to the extent allocable to the Revolving Credit Loans, Letter of Credit Advances and participations in Swing Loans actually funded by such Defaulting Lender) during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that the Facility Fee shall otherwise have been due and payable by the Borrowers prior to such time; provided further that no Facility Fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender (except to the extent allocable to the Revolving Credit Loans, Letter of Credit Advances and participations in Swing Loans actually funded by such Defaulting Lender) so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Facility Fees shall be payable in arrears accrued through and including the most recent Accrual Date on each Payment Date. Notwithstanding the foregoing, if any Revolving Credit Loans, Swing Loans or Letter of Credit Obligations remain outstanding following the Expiration Date or termination of the Revolving Credit Commitments, the Facility Fee shall continue to accrue on such Revolving Credit Loans, Swing Loans or Letter of Credit Obligations for so long as they shall remain outstanding and shall be payable on demand.

2.4 Revolving Credit Loan Requests; Swing Loan Requests.
(a) Revolving Credit Loan Requests.
Except as otherwise provided herein, the Borrowers may from time to time on or after the Closing Date and prior to the Expiration Date request the Revolving Credit Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., New York City time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed Loan Request therefor substantially in the form of Exhibit 2.4(a). Each Loan Request shall be irrevocable and shall specify (A) the proposed Borrowing Date, (B) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, provided that the amount of any Borrowing Tranche shall be in integral multiples of $100,000 for each Borrowing Tranche under the LIBOR Rate Option or the Base Rate Option and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option; (C) whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising each Borrowing Tranche and (D) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period. Each Loan Request shall be deemed a representation by the Borrowers that they have satisfied all of the conditions for the Loan so requested set forth in this Agreement.
(b) Swing Loan Requests.
Except as otherwise provided herein and subject to Section 2.2(c) [Swing Loan Commitment], the Borrowers may from time to time after the Closing Date and prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 10:00 a.m. New York City time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4(b) hereto (each, a “Swing Loan Request”). Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $200,000. Each Swing Loan Request shall be deemed a representation by the Borrowers that they have satisfied all of the conditions for the Swing Loan so requested set forth in this Agreement.
2.5 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
(a) Making Revolving Credit Loans.
Promptly after receipt by the Administrative Agent of a Loan Request pursuant to Section 2.4(a) [Revolving Credit Loan Requests; Swing Loan Requests], the Administrative Agent shall notify the Revolving Credit Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers and the apportionment among the Revolving Credit Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Revolving Credit Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent in Dollars such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Revolving Credit Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in Dollars and immediately available funds at the Administrative Agent’s Office prior to 2:00 p.m., New York City time, on the applicable Borrowing Date; provided that if any Revolving Credit Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect, in its sole discretion, to fund with its own funds the Revolving Credit Loans of such Revolving Credit Lender on such Borrowing Date, and such Revolving Credit Lender shall be subject to the repayment obligation in Section 2.5(b) [Presumptions by the Administrative Agent].

(b) Presumptions by the Administrative Agent.
Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the proposed date of any Revolving Credit Loan that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender’s share of such Revolving Credit Loan, the Administrative Agent may assume that such Revolving Credit Lender has made or will make such share available on such date in accordance with Section 2.5(a) [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Revolving Credit Lender has not in fact made its share of the applicable Revolving Credit Loan available to the Administrative Agent, then the applicable Revolving Credit Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Revolving Credit Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Revolving Credit Loans under the Base Rate Option. If such Revolving Credit Lender pays its share of the applicable Revolving Credit Loan to the Administrative Agent, then the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Credit Lender that shall have failed to make such payment to the Administrative Agent.
(c) Making Swing Loans.
So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4(b) [Swing Loan Request], fund such Swing Loan to the Borrowers in Dollars and immediately available funds at the Administrative Agent’s Office prior to 3:00 p.m. New York City time on the Borrowing Date.
Immediately upon the making of each Swing Loan by the Swing Loan Lender, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the Swing Loan Lender a participation in such Swing Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the Swing Loan.
(d) Repayment of Swing Loans.
The Borrowers shall repay each Swing Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Loan is made and (ii) the Expiration Date.
(e) Borrowings to Repay Swing Loans.
The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Revolving Credit Lender shall make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Revolving Credit Lender shall be obligated in any event to make Revolving Credit Loans if after giving effect thereto, the sum of the aggregate amount of its Revolving Credit Loans (including, for the avoidance of doubt, Revolving Credit Loans made pursuant to this Section 2.5(e)) plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Dollar Equivalent amount of Letter of Credit Obligations exceeds its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4(a) [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. The Swing Loan Lender shall provide notice to the Revolving Credit Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.5(e) and of the apportionment among the Revolving Credit Lenders, and the Revolving Credit Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 7.2 [Each Loan or Letter of Credit] are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 2:00 p.m. New York City time on the next Business Day after the date the Revolving Credit Lenders receive such notice from the Swing Loan Lender. The funding of Revolving Credit Loans by each Revolving Credit Lender under Section 2.5(e) shall be deemed to be a payment in respect of its participation in such Swing Loan in satisfaction of its participation obligation.
2.6 Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount (a) of the Revolving Credit Loans made to it by each Revolving Credit Lender, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to such Revolving Credit Lender and its registered assigns in a face amount equal to the Revolving Credit Commitment of such Revolving Credit Lender and (b) of the Swing Loans made to it by the Swing Loan Lender, together with interest thereon, shall be evidenced by the Swing Loan Note, dated the Closing Date payable to the Swing Loan Lender and its registered assigns in the face amount of $25,000,000.
2.7 Use of Proceeds. The proceeds of the Term Loans and the Revolving Credit Loans on the Closing Date shall be used (i) to finance in part the Acquisition, including transaction and integration costs, (ii) to repay all amounts due or outstanding under GSICS’ existing revolving credit facility and (iii) to pay fees (including original issue discount in lieu thereof) and expenses incurred in connection with the foregoing and the Borrowings on the Closing Date. The proceeds of the Revolving Credit Loans after the Closing Date shall be used for general corporate purposes, including working capital financing, financing capital expenditures and financing Permitted Acquisitions.
2.8 Letter of Credit Subfacility.
(a) Issuance of Letters of Credit.
The Borrowers may at any time after the Closing Date and prior to the Letter of Credit Expiration Date request the issuance of a letter of credit (each a “Letter of Credit”) which may be denominated in either Dollars or any other currency requested by the Borrowers and agreed to by the Issuing Lender and the Administrative Agent on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering to the Issuing Lender (with a copy to the Administrative Agent) a completed Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrowers by no later than 10:00 a.m., New York City time, at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Each Letter of Credit shall be a standby Letter of Credit (and may not be a commercial Letter of Credit). On the Closing Date, each Existing Letter of Credit will automatically, without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents; provided that the Issuing Lender in respect of the Existing Letters of Credit will remain as the Issuing Lender in respect of such Letters of Credit until such Letters of Credit have expired or been terminated (it being understood and agreed that no extension or renewal of any Existing Letter of Credit will be permitted, whether pursuant to any auto-extension or auto-renewal provision or otherwise). Promptly after receipt of any Letter of Credit Application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Revolving Credit Lender, the Administrative Agent or the Borrowers, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Revolving Credit Lenders set forth in this Section 2.8, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall in no event expire later than the Letter of Credit Expiration Date and provided further that in no event shall (i) the Dollar Equivalent amount of the Letter of Credit Obligations exceed, at any one time, the Letter of Credit Sublimit or (ii) the Revolving Facility Usage exceed, at any time, the Revolving Credit Commitments. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they are in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

If the Borrowers so request in any applicable Letter of Credit Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of the above paragraphs of this Section 2.8(a) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or a Borrower that one or more of the applicable conditions specified in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.
If the Borrowers so request in any applicable Letter of Credit Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing there under (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the Issuing Lender to decline to reinstate all or any portion of the stated amount thereof after a drawing there under by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the Issuing Lender shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Revolving Credit Lender or a Borrower that one or more of the applicable conditions specified in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not then satisfied (treating such reinstatement as a Letter of Credit Borrowing for purposes of this clause) and, in each case, directing the Issuing Lender not to permit such reinstatement.
Notwithstanding any other provision hereof, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit, if any Revolving Credit Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.10(a)(iii) [Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure]) with respect to the Defaulting Lender arising from the Letter of Credit then proposed to be issued and all other Letter of Credit Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

The Issuing Lender shall not be under any obligation to issue any Letter of Credit if:
(i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it; or
(ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.
(b) Letter of Credit Fees.
The Borrowers shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Revolving Credit Lenders a fee (the “Letter of Credit Fee”) computed at the Applicable Letter of Credit Fee Rate, provided that the share of such fee to which any Defaulting Lender would otherwise be entitled shall be payable to the Issuing Lender and (ii) to the Issuing Lender for its own account a fronting fee computed at 0.25% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily Dollar Equivalent Letter of Credit Obligations and shall be payable quarterly in arrears accrued through and including the most recent Accrual Date on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay in Dollars to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation and administration of letters of credit.
(c) Disbursements, Reimbursement.
Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the Dollar Equivalent maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
(i) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender in Dollars prior to 12:00 noon, New York City time on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the Dollar Equivalent amount so paid by the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 noon, New York City time, on the Drawing Date, the Administrative Agent will promptly notify each Revolving Credit Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Revolving Credit Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.8(c)(i) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to subsection (i) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Applicable Revolving Credit Percentage of the Dollar Equivalent amount of the drawing, whereupon the participating Revolving Credit Lenders shall each be deemed to have made a Revolving Credit Loan in Dollars under the Base Rate Option to the Borrowers in that amount. If any Revolving Credit Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Lender the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such Dollar Equivalent amount by no later than 2:00 p.m., New York City time on the Drawing Date, then interest shall accrue on such Revolving Credit Lender’s obligation to make such payment, from the Drawing Date to the date on which such Revolving Credit Lender makes such payment (A) at a rate per annum equal to the Federal Funds Rate during the first three (3) days following the Drawing Date and (B) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in subsection (i) above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Credit Lender to effect such payment on such date shall not relieve such Revolving Credit Lender from its obligation under this subsection (ii).
(iii) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by subsection (i), because of the Borrowers’ failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a Letter of Credit Borrowing in Dollars equal to the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Revolving Credit Lender shall make payment to the Administrative Agent for the account of the Issuing Lender as set forth in subsection (ii) and such payment shall be deemed to be a Letter of Credit Advance in respect of its participation in such Letter of Credit Borrowing from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.8(c).
(d) Repayment of Letter of Credit Advances.
(i) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (A) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Revolving Credit Lender has made a Letter of Credit Advance to the Administrative Agent or (B) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Revolving Credit Lender in Dollars the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Applicable Revolving Credit Percentage of such funds of any Revolving Credit Lender that did not make a Letter of Credit Advance in respect of such payment by the Issuing Lender.
(ii) If the Administrative Agent or the Issuing Lender is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by either Borrower to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.8 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Credit Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Applicable Revolving Credit Percentage of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

(e) Documentation.
Each Borrower agrees to be bound by the terms of the Letter of Credit Application and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Borrower’s own. In the event of a conflict between such Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
(f) Determinations to Honor Drawing Requests.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
(g) Nature of Participation and Reimbursement Obligations.
Each Revolving Credit Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Letter of Credit Advances, as contemplated by Section 2.8(c) [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:
(i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which the Borrowers may have against the Issuing Lender or any of its Affiliates, any Revolving Credit Lender or any other Person for any reason whatsoever;
(ii) the failure of a Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], Section 2.5 [Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans] or Section 7.2 [Each Loan and Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolving Credit Lenders to make Letter of Credit Advances under Section 2.8(c) [Disbursements, Reimbursement];
(iii) any lack of validity or enforceability of any Letter of Credit;
(iv) any claim of breach of warranty that might be made by a Borrower or any Revolving Credit Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which a Borrower or any Revolving Credit Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Revolving Credit Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or Subsidiaries of a Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by the Borrowers, unless the Issuing Lender has received written notice from the Borrowers of such failure within three (3) Business Days after the Issuing Lender shall have furnished the Borrowers and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of either Borrower or Subsidiaries of a Borrower;
(x) any breach of this Agreement or any other Loan Document by any party thereto;
(xi) the occurrence or continuance of an Insolvency Proceeding with respect to a Borrower;
(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii) the fact that the Letter of Credit Expiration Date shall have passed or this Agreement or the Revolving Credit Commitments hereunder shall have been terminated; and
(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
(h) Indemnity.
The Borrowers hereby agree to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (i) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority or a material breach of Issuing Lender’s obligations hereunder with respect thereto.

(i) Liability for Acts and Omissions.
As between the Borrowers and the Issuing Lender, or the Issuing Lender’s Affiliates, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to either Borrower or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit (including any Letter of Credit Application), even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of a Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among either Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or the its Affiliates, as applicable, including any act or omission of any governmental authority, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to the Borrowers for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (A) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (B) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (C) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (D) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located and (E) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Revolving Credit Lender.
(j) Issuing Lender Reporting Requirements.
Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and the Borrowers a schedule of the Letters of Credit issued by it (and any Existing Letter of Credit outstanding), in substantially the form of Exhibit 2.8 (or such other form acceptable to the Administrative Agent), showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the currency or currencies in which such Letter of Credit is denominated, and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.9 Cash Collateral.
(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize 102% of the then outstanding amount of all Letter of Credit Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.10(a)(iii) and any Cash Collateral provided by the Defaulting Lender). Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the Issuing Lender.
(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders (including the Swing Loan Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.9(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.9 or Sections 2.8(a) [Issuance of Letters of Credit] or Section 2.10 [Defaulting Lenders] in respect of Letters of Credit or Swing Loans shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, Swing Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.8 [Successors and Assigns])) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Potential Default or Event of Default (and following application as provided in this Section 2.9 may be otherwise applied in accordance with Section 9.2(d) [Application of Proceeds]) and (y) the Person providing Cash Collateral and the Issuing Lender or Swing Loan Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.10 Defaulting Lenders.
(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or Swing Loan Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender or Swing Loan Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in an interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swing Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swing Loan Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10(a)(i) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(ii) Certain Fees. That Defaulting Lender shall be limited in its right to receive Facility Fees as provided in Section 2.3 [Facility Fees] and in its right to receive Letter of Credit Fees as provided in Section 2.8(b) [Letter of Credit Fees].
(iii) Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Complying Lender to acquire, refinance or fund participations in Letters of Credit or Swing Loans hereunder, the Applicable Revolving Credit Percentage of each Complying Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Potential Default or Event of Default exists and (ii) the aggregate obligation of each Complying Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Complying Lender minus (2) the aggregate outstanding amount of the Revolving Credit Loans of that Revolving Credit Lender.
(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swing Loan Lender and the Issuing Lender agree in writing in their reasonable discretion that a Defaulting Lender is no longer a Defaulting Lender as defined herein, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.10(a)(iii)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

3. TERM LOANS.
3.1 Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Term Loan Lender severally agrees to make term loans (each, a “Term Loan”) in Dollars to the Borrowers on the Closing Date in the principal amount of such Term Loan Lender’s Term Loan Commitment. The Borrowers shall deliver a duly completed Loan Request substantially in the form of Exhibit 3.1 at least two Business Days prior to the Closing Date. The Term Loans shall be advanced, initially, under the Base Rate Option, provided that the Borrowers may from time to time after the Closing Date and prior to the Expiration Date renew or convert the Interest Rate Option applicable to the Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., New York City time, (i) three (3) Business Days prior to the date of conversion to or the renewal of the LIBOR Rate Option for any such Term Loans, and (ii) one (1) Business Day prior to the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed Loan Request therefore substantially in the form of Exhibit 3.1. Each Loan Request shall be irrevocable and shall specify (a) the proposed Borrowing Date; (b) the aggregate amount of the Term Loans; (c) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and in integral multiples of $100,000 and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (d) whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche and (e) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, appropriate Interest Periods for the Term Loans comprising such Borrowing Tranche. If the Loan Request is not submitted by the Borrowers on or before the Closing Date or if a Loan Request is submitted by such date in an amount less than the aggregate Term Loan Commitments, then the Term Loan Commitments shall be reduced (A) to zero if no Loan Request is submitted or (B) to the amount of the Loan Request, if one is submitted, as of the Closing Date and any further advance of the Term Loans shall no longer be available to the Borrowers.
3.2 Making the Term Loans; Presumptions by the Administrative Agent.
(a) Making the Term Loans.
Promptly after receipt by the Administrative Agent of a Loan Request pursuant to Section 3.1 [Term Loan Commitments], the Administrative Agent shall notify the Term Loan Lenders of the Borrowing Date for the Term Loans. Each Term Loan Lender shall remit the principal amount of its Term Loan (which shall be equal to its Applicable Term Loan Percentage of the aggregate Term Loans requested, not to exceed its Term Loan Commitment) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Term Loan Lenders have made funds available to it for such purpose fund the Term Loans to the Borrowers in U.S. Dollars and immediately available funds at the Administrative Agent’s Office prior to 9:00 a.m, New York time, on the Closing Date, provided that if any Term Loan Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect, in its sole discretion, to fund with its own funds the Term Loan of such Term Loan Lender on such Closing Date, and such Term Loan Lender shall be subject to the repayment obligation in Section 3.2(b) [Presumptions by the Administrative Agent].
(b) Presumptions by the Administrative Agent.
Unless the Administrative Agent shall have received notice from a Term Loan Lender prior to the Closing Date that such Term Loan Lender will not make available to the Administrative Agent such Term Loan Lender’s Applicable Term Loan Percentage, the Administrative Agent may assume that such Term Loan Lender has made such share available on such date in accordance with Section 3.2(a) [Making the Term Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Term Loan Lender has not in fact made its Applicable Term Loan Percentage available to the Administrative Agent, then the applicable Term Loan Lender and the

Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Term Loan Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Term Loans under the Base Rate Option. If such Term Loan Lender pays its share of the applicable Term Loan to the Administrative Agent, then the amount so paid shall constitute such Term Loan Lender’s Term Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Term Loan Lender that shall have failed to make such payment to the Administrative Agent.
3.3 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Term Loan Lender to make a Term Loan to the Borrowers shall be in the proportion that such Term Loan Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Term Loan Lenders to the Borrowers, but each Term Loan Lender’s Term Loan to the Borrowers shall not exceed its Term Loan Commitment. The failure of any Term Loan Lender to make a Term Loan shall not relieve any other Term Loan Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Term Loan Lender hereunder. The Term Loan Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The principal amount of the Term Loans shall be payable in aggregate quarterly installments on the dates set forth below (or if any such day is not a Business Day, on the next succeeding Business Day) equal to the percentage set forth below for such date of the aggregate principal amount of Term Loans outstanding on the Closing Date:

Due Date	Payment Amount

July 5, 2011	1.250%

October 5, 2011	1.250%

January 5, 2012	1.250%

April 5, 2012	1.250%

July 5, 2012	1.250%

October 5, 2012	1.250%

January 5, 2013	1.250%

April 5, 2013	1.250%

July 5, 2013	2.500%

October 5, 2013	2.500%

January 5, 2014	2.500%

April 5, 2014	2.500%

July 5, 2014	2.500%

October 5, 2014	2.500%

January 5, 2015	2.500%

April 5, 2015	2.500%

July 5, 2015	2.500%

October 5, 2015	2.500%

January 5, 2016	2.500%

with a final payment due on the Expiration Date equal to the total outstanding principal amount of the Term Loans, all accrued, but unpaid, interest thereon and all fees and other amounts owing under the Loan Documents with respect thereto.
3.4 Term Notes. At the request of a Term Loan Lender, the Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Term Loans made by such Term Loan Lender, together with interest thereon, shall be evidenced by a Term Loan Note, dated the Closing Date and payable to such Term Loan Lender and its registered assigns in a face amount equal to the Term Loan Commitment of such Term Loan Lender.
3.5 Incremental Facilities.
(a) Borrower Request. The Borrowers may, by written notice to the Administrative Agent, elect to request after the Closing Date and prior to the Expiration Date, (x) an increase to the existing Revolving Credit Commitments (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”), by an aggregate amount in the case of clauses (x) and (y) not in excess of $50,000,000. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrowers propose that the Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be approved by the Administrative Agent) and (ii) the identity of each eligible assignee to whom the Borrowers propose any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment. Each Incremental Commitment shall be in an aggregate amount of $10,000,000 or any whole multiple of $500,000 in excess thereof (or, in any case, equal to the remaining availability under the aggregate limit in respect of Incremental Commitments set forth in above). Each request for a Borrowing under an Incremental Revolving Commitment or an Incremental Term Commitment shall be in the form of a Loan Request substantially in the form of Exhibit 2.4(a) or Exhibit 3.1, respectively.
(b) Conditions. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that:
(i) each of the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] shall be satisfied;
(ii) on a pro forma basis, the Borrowers shall be in compliance with each of the covenants set forth in Section 8.2 [Negative Covenants] and the Senior Leverage Ratio shall not be greater than 2:00 to 1:00, in each case as of the end of the latest fiscal quarter for which internal financial statements are available;
(iii) the Borrowers shall make any breakage payments in connection with any adjustment of Revolving Credit Loans pursuant to Section 5.10 [Indemnity]; and
(iv) the Borrowers shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(c) Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:
(i) terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans) and to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term Loans (except to the extent permitted by clause (iii), (iv) or (v) below) they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii) and (iv) below;
(ii) the terms and provisions of Revolving Credit Loans made pursuant to new Commitments shall be in the form of increases to the existing Revolving Credit Commitments and shall be identical to the Revolving Credit Loans;
(iii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Term Loans;
(iv) the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the Expiration Date; and
(v) the Applicable Margin for Incremental Term Loans shall be determined by the Borrowers and the Lenders of the Incremental Term Loans.
The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrowers, the Administrative Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 11.1 [Modifications, Amendments or Waivers], the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 3.5. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Credit Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Credit Loans made pursuant to Incremental Revolving Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Agreement. This Section 3.5 shall supersede any provisions in Section 5.3 [Sharing of Payments by Lenders] or Section 11.1 [Modifications, Amendments or Waivers] to the contrary.
(d) Adjustment of Revolving Credit Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Commitments, then each Revolving Credit Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall (i) make a Revolving Credit Loan, the proceeds of which will be used to prepay the Revolving Credit Loans of the other Revolving Credit Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Credit Loans outstanding are held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to such Increase Effective Date and (ii) automatically and without further act be deemed to have assumed a portion of the other Revolving Credit Lenders’ participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding participations hereunder in Letters of Credit and participations hereunder in Swing Loans held by each Revolving Credit Lender (including each such Revolving Credit Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date) will be held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Revolving Credit Loans on such Increase Effective Date, the Revolving Credit Lenders after giving effect to such Increase Effective Date shall make such Revolving Credit Loans in accordance with Section 2.5(a) [Making Revolving Credit Loans].

(e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 3.5 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Term Loans or any such new Commitments.
4. INTEREST RATES.
4.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.
(a) Interest Rate Options.
The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions regarding Swing Loans below) and the Term Loans:
(i) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
(ii) LIBOR Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.
(b) Swing Loan Interest Rate.
Only the Base Rate Option shall apply to the Swing Loans.
(c) Rate Quotations.
The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
4.2 Interest Periods. At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

(a) Amount of Borrowing Tranche.
The amount of each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $100,000 and not less than $1,000,000; and
(b) Renewals.
In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:
(a) Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8(b) [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
(b) Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full; and
(c) Acknowledgment.
The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.
4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
(a) Unascertainable.
If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:
(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or
(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights].
(b) Illegality; Increased Costs; Deposits Not Available.
If at any time any Lender shall have determined that:
(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market,
(iv) then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights].
(c) Administrative Agent’s and Lender’s Rights.
In the case of any event specified in Section 4.4(a) [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4(b) [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4(a) [Unascertainable] and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4(b) [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either (A) as applicable convert such Loan to the Base Rate Option otherwise available with respect to such Loan or (B) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
4.5 Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.
5. PAYMENTS.
5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., New York City time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Administrative Agent’s Office for the account of the Swing Loan Lender with respect to the Swing Loans, for the accounts of the Issuing Lender and/or the ratable accounts of the Lenders (as provided in Section 2.8 [Letter of Credit Subfacility] with respect to payments respecting Letter of Credit Obligations and fees payable under such Section, for the ratable accounts of the Lenders with respect to the Revolving Credit Loans and Term Loans and for the account of the Administrative Agent with respect to the Administrative Agent’s Fee in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute any such amounts payable to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m., New York City time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”
5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Revolving Credit Lender according to its Applicable Revolving Credit Percentage, each borrowing of Term Loans shall be allocated to each Term Loan Lender according to its Applicable Term Loan Percentage and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Facility Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee and fronting or administrative fees charged by the Issuing Lender) or amounts due from the Borrowers hereunder to the Lenders with respect to the Loans, shall (except as provided with respect to a Defaulting Lender or a Delinquent Lender and except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights], Section 5.6(b) [Replacement of a Lender] or Section 5.8 [Increased Costs]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Applicable Revolving Credit Percentage or Applicable Term Loan Percentage, as applicable, of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Section 2.5 [Making Revolving Credit Loans and Swing Loans; Presumption by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowing to Repay Swing Loans].
5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Applicable Term Loan Percentage or Applicable Revolving Credit Percentage, as applicable, as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii) the provisions of this Section 5.3 shall not be construed to apply to (A) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Letter of Credit Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails at any time to comply with the provisions of this Section 5.3 with respect to purchasing participations from the other Lenders whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Applicable Term Loan Percentage or Applicable

Revolving Credit Percentage, as applicable, of such payments due and payable to all of the Lenders, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as each such delinquency and all of its obligations hereunder are satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of or relating to outstanding Loans, Letters of Credit, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective Applicable Term Loan Percentage or Applicable Revolving Credit Percentage, as applicable, of all outstanding Loans and other unpaid Obligations of any of the Loan Parties. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective Applicable Term Loan Percentage or Applicable Revolving Credit Percentage, as applicable, of all outstanding Loans and other unpaid Obligations of any of the Loan Parties. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and other unpaid Obligations of any of the Loan Parties to the nondelinquent Lenders, the Lenders’ respective Applicable Term Loan Percentage or Applicable Revolving Credit Percentage, as applicable, of all outstanding Loans and unpaid Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.
5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears accrued through and including the most recent Accrual Date on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable in Dollars on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be made in Dollars and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).
5.6 Voluntary Prepayments; Reduction of Revolving Credit Commitments.
(a) Right to Prepay.
The Borrowers shall have the right, at their option, from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6(b) [Replacement of a Lender], Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]) in Dollars. Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Administrative Agent by (x) 1:00 p.m., New York City time, at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans or Term Loans or (y) 12:00 p.m., New York City time, on the date of prepayment of Swing Loans, in each case setting forth the following information:
(i) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans; and
(iii) the total principal amount of such prepayment, which shall not be less than the lesser of the then outstanding amount or $100,000 for any Swing Loan or $250,000 for any Revolving Credit Loan or Term Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in Dollars. Except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Revolving Credit Loan or Term Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first (A) to Revolving Credit Loans to which the Base Rate Option applies, then (B) to Revolving Credit Loans to which the LIBOR Rate Option applies, then (C) to Term Loans to which the Base Rate Option applies and then (D) to Term Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Amounts prepaid on the Revolving Credit Loans shall be available for reborrowing subject to the terms and conditions of this Agreement. Prepayments of the Term Loans shall not be available for reborrowing and shall be applied against installments in direct order of their maturity.
(b) Replacement of a Lender.
In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision) or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers] then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents (or, in the case of a Non-Consenting Lender, its interests, rights and obligations related to the Commitments and/or Loans subject to the underlying matter in respect of which such Lender has become a Non-Consenting Lender) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(A) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];
(B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Letter of Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(C) in the case of any such assignment resulting from a claim for compensation under Section 5.8(a) [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
(D) such assignment does not conflict with applicable Law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(c) Termination or Reduction of Revolving Credit Commitments.
The Borrowers may, upon notice to the Administrative Agent, terminate the Revolving Credit Commitments, or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Facility Usage would exceed the Revolving Credit Commitments and (iv) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Loan Commitment exceeds the amount of the Revolving Credit Commitments, each shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Credit Commitments. The amount of any such Revolving Credit Commitment reduction shall not be applied to the Swing Loan Commitment pro rata or the Letter of Credit Sublimit unless otherwise specified by the Borrowers or required by clause (iv). Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender pro rata. All fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination. For the avoidance of doubt, if the Revolving Credit Commitments are terminated or reduced pursuant to this Section 5.6, such Revolving Credit Commitments that have been terminated or reduced may not be reinstated by the Borrowers.
5.7 Mandatory Prepayments.
(a) Sale of Assets.
Within five (5) Business Days of any sale of assets authorized by Section 8.2(g) [Disposition of Assets or Subsidiaries] for a purchase price (when added to the purchase price of other assets sold during the same fiscal year) equal to or in excess of Five Million Dollars ($5,000,000), the Borrowers shall make a mandatory prepayment of principal on the Term Loans (or, if no Term Loans are then outstanding, on the Revolving Credit Loans) equal to after-tax proceeds of such sale (as estimated in good faith by the Borrowers) net of any such proceeds used within 365 days of such sale for the purchase of property of a kind and use similar to the property sold. The Borrowers shall also pay simultaneously with such prepayment accrued interest on any principal amount of the Loans prepaid under this clause (a).
(b) Material Recovery Event.
Within five (5) Business Days following any receipt by a Loan Party of property or casualty insurance proceeds or condemnation award proceeds, (when added to other such proceeds received during the same fiscal year), equal or exceed Five Million Dollars ($5,000,000), if the recovered proceeds are not intended by such Loan Party to be used within 365 days for the repair, replacement or restoration of damaged property (or on such 365th day if the Borrowers intended to use such proceeds for such repair, replacement or restoration but fails to do so within such 365-day period), the Borrowers shall make a mandatory prepayment of principal on the Term Loans (or, if no Term Loans are then outstanding, on the Revolving Credit Loans) equal to such proceeds not intended to be so used, or not so used (as the case may be), together with accrued interest on such principal amount.
(c) Currency Fluctuations.
If on any Computation Date (i) the Revolving Facility Usage is greater than the Revolving Credit Commitments or (ii) the Dollar Equivalent of Letters of Credit Outstanding shall exceed $30,000,000, in each case as a result of a change in exchange rates between one (1) or more currencies and Dollars or for any other reason, then the Administrative Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay Loans (subject to the Borrowers’ indemnity obligations under Section 5.8 [Increase Costs] and Section 5.10 [Indemnity]) within one (1) Business Day after receiving such notice such that after giving effect to such payments or prepayments, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. With respect to the circumstance identified in clause (ii) of the first sentence of this paragraph, the Borrowers shall Cash Collateralize the Letters of Credit Outstanding to the extent of the amount by which the Dollar Equivalent of Letters of Credit Outstanding exceeds $30,000,000.

(d) Application Among Interest Rate Options; Application of Proceeds.
All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a LIBOR Rate Option. In accordance with Section 5.10 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period. Mandatory prepayments of the Term Loans shall not be available for reborrowing and shall be applied against installments in direct order of their maturity.
5.8 Increased Costs.
(a) Increased Costs Generally.
If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
(ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or
(iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b) Capital Requirements.
If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the

Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
(c) Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.
A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 5.8(a) [Increased Costs Generally] or Section 5.8(b) [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d) Delay in Requests.
Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.8 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.8 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
5.9 Taxes.
(a) Payments Free of Taxes.
Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.
(b) Payment of Other Taxes by the Borrowers.
Without limiting the provisions of Section 5.9(a) [Payments Free of Taxes] above, the Borrowers shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.
(c) Indemnification by the Borrowers.
The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender, the Swing Loan

Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, the Swing Loan Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, the Swing Loan Lender or the Issuing Lender, shall be conclusive absent manifest error.
(d) Indemnification by the Lenders.
Each Lender shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Lender by the Swing Loan Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of the Swing Loan Lender or the Issuing Lender, shall be conclusive absent manifest error.
(e) Evidence of Payments.
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Official Body, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f) Status of Lenders.
Any Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of any such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States Federal income taxes at the full withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the United States Treasury Regulations. Further, the Administrative Agent is indemnified under §1.1461-1(e) of the United States Treasury Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Code. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement or any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) duly completed copies of IRS Form W-8ECI;
(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Certificate”) and (B) duly completed copies of IRS Form W-8BEN;
(iv) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (A) an IRS Form W-8IMY on behalf of itself and (B) the relevant forms prescribed in clauses (i), (ii), (iii) and (v) of this paragraph (f) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(v) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.
(vi) If any payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a LIBOR Rate Option) which such Lender sustains or incurs as a consequence of any

(a) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
(b) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or
(c) default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Facility Fee or any other amount due hereunder.
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers in writing of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1(c) [Swing Loan Commitment] hereof during the period between Settlement Dates. Not later than 11:00 a.m., New York City time, on each Settlement Date, the Administrative Agent shall notify each Lender of its Applicable Revolving Credit Percentage of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). Prior to 2:00 p.m., New York City time, on such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Applicable Revolving Credit Percentage of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Revolving Credit Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.5 [Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowing to Repay Swing Loans]. The Administrative Agent may at any time at its option for any reason whatsoever require each Revolving Credit Lender to pay immediately to the Administrative Agent such Lender’s Applicable Revolving Credit Percentage of the outstanding Revolving Credit Loans and each Revolving Credit Lender may at any time require the Administrative Agent to pay immediately to such Lender its Applicable Revolving Credit Percentage of all payments made by the borrower to the Administrative Agent with respect to the Revolving Credit Loans.
5.12 Interbank Market Presumption. For all purposes of this Agreement and each Note with respect to any aspects of the LIBOR Rate, or any Loan under the LIBOR Rate Option, each Lender and the Administrative Agent shall be presumed to have obtained rates, funding, deposits, and the like in the London interbank market regardless whether it did so or not; and, each Lender’s and the Administrative Agent’s determination of amounts payable under, and actions required or authorized by, Section 5.10 [Indemnity] shall be calculated, at each Lender’s and the Administrative Agent’s option, as though each Lender and the Administrative Agent funded each Borrowing Tranche of Loans under the LIBOR Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the LIBOR Rate applicable to such Loans, whether or not in fact that is the case.

5.13 Judgment Currency.
(a) Currency Conversion Procedures for Judgments.
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.
(b) Indemnity in Certain Events.
The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.
6. REPRESENTATIONS AND WARRANTIES.
6.1 Representations and Warranties.
The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
(a) Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.
Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1(a) and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1(n) [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.
(b) Subsidiaries and Owners; Investment Companies.
Schedule 6.1(b) states (i) the name of each of Parent’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the amount, percentage and type of each equity interest in GSICS (the “GSICS Equity Interests”), all of which is owned by Parent, (iii) the name of each other Loan Party, its jurisdiction of organization, and whether such Loan Party is a public company, and, if not, the owners and ownership percentages of the equity of such Loan Party and (iv) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clauses (i), (ii) or (iii) (collectively the “Equity Interests”). The Loan Parties have good and marketable title to all of the Equity Interests they purport to own, free and clear in each case of any Lien and all such Equity Interests been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”
(c) Validity and Binding Effect.
This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms except to the extent that enforceability of any Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the rights of specific performance.
(d) No Conflict; Material Agreements; Consents.
Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.
(e) Litigation.
Except as set forth on Schedule 6.1(e), there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate could reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.
(f) Financial Statements.
(i) Historical Statements. The Loan Parties have delivered to the Administrative Agent copies of their (i) audited consolidated year-end financial statements for and as of the fiscal year ended January 2, 2010, and (ii) unaudited consolidated quarter-end financial statements for and as of the end of each of the first three fiscal quarters ending after January 2, 2010 (collectively, the “Statements”). The Statements were compiled from the books and records maintained by Parent’s management, are correct and complete and fairly represent in all material respects the consolidated financial condition of the Loan Parties as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

(ii) Accuracy of Financial Statements. No Loan Party has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Loan Party which may cause a Material Adverse Change. Since January 2, 2010, no Material Adverse Change has occurred.
(g) Margin Stock.
None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
(h) Full Disclosure.
Neither this Agreement nor any other Loan Document, nor any written certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.
(i) Taxes.
All Federal, state, and material local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
(j) Patents, Trademarks, Copyrights, Licenses, Etc.
Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without, to the best of the knowledge of the Loan Parties, conflict with the rights of others which could reasonably be expected to result in a Material Adverse Change.
(k) Liens in the Collateral; Status of the Pledged Collateral.
(i) The Liens in the Collateral and security interests granted to the Administrative Agent, for the benefit of the Lenders, pursuant to the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement (collectively, the “Collateral Documents”) constitute and will continue to constitute Prior Security Interests under the Uniform

Commercial Code as in effect in each applicable jurisdiction (the “Uniform Commercial Code”) or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above and taking possession of any stock certificates or other certificates evidencing the pledged Collateral as applicable, all such action as is necessary or advisable to establish such rights of the Administrative Agent will have been taken, and there will be upon execution and delivery of the Collateral Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrowers.
(ii) All the shares of capital stock, partnership interests or limited liability company interests included in the pledged Collateral to be pledged pursuant to the Collateral Documents are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Collateral Documents and except as the right of the Lenders to dispose of the Subsidiary Equity Interests, capital stock, partnership interests or limited liability company interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, partnership interests or limited liability company interests included in the pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 6.1(k). The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.
(l) Insurance.
The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.
(m) ERISA Compliance.
Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or is the subject of a favorable opinion letter or an application for such a letter from the IRS is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur; no Plan has any unfunded pension liability determined in accordance with the assumptions for funding the Plan for the applicable plan year; neither of the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); neither of the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(n) Environmental Matters.
Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in material compliance with applicable Environmental Laws except as disclosed on Schedule 6.1(n); provided that such matters so disclosed could not in the aggregate result in a Material Adverse Change.
(o) Use of Proceeds.
The Loan Parties shall use Letters of Credit and the proceeds of the Loans in accordance with Section 2.5 [Use of Proceeds].
6.2 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion acting in good faith, shall have accepted in writing such revisions or updates to such Schedule.
7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.
The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
7.1 First Loans and Letters of Credit.
(a) Deliveries.
On the Closing Date (except as expressly set forth below), the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:
(i) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that the Loan Parties are in compliance with each of their representations, warranties, covenants and conditions hereunder and no Event of Default or Potential Default exists and no Material Adverse Change has occurred since the date of the last audited financial statements of Parent delivered to the Administrative Agent.
(ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (A) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (B) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures and (C) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office (or a certification that there have been no changes to the organizational documents since last delivered to the Administrative Agent), together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.
(iii) This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral; provided that the Loan Parties agree to take all action to perfect, at the Loan Parties’ cost, the Administrative Agent’s lien in sixty five percent (65%) of the equity in first tier Foreign Subsidiaries pursuant to the Pledge Agreement within thirty (30) days after the Closing Date or such longer period of time agreed to by the Administrative Agent.

(iv) A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1(a).
(v) Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee.
(vi) A duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrowers most recently ended prior to the Closing Date, signed by an Authorized Officer of the Borrowers;
(vii) Copies of all material consents required to effectuate the transactions contemplated hereby;
(viii) Copies of all searches with respect to the Collateral, together with copies of the financing statements (or similar documents) disclosed by such searches, and accompanied by evidence reasonably satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be Permitted Liens or have been or contemporaneously will be released or terminated or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being agreed that the delivery of release letters, mortgage releases and/or UCC-3 financing statements, as applicable, to the Administrative Agent shall be satisfactory evidence);
(ix) An executed landlord’s waiver in form and substance acceptable to the Administrative Agent from the lessor for each leased Collateral location as required under the Security Agreement;
(x) A Solvency Certificate from the chief financial officer of Parent certifying that each Borrower and each other Loan Party, after giving effect to the Acquisition and the extensions of credit on the Closing Date, is Solvent;
(xi) Not later than five (5) Business Days prior to the Closing Date, all documentation and other information with respect to the Borrowers and their Subsidiaries required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including Executive Order No. 13224; and
(xii) Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.
(b) Payment of Fees.
The Borrowers shall have paid all fees payable on or before the Closing Date.

(c) [Reserved].
(d) Payment of Existing Indebtedness.
No Indebtedness or preferred Equity Interests of Parent and its Subsidiaries shall remain outstanding as of the Closing Date, other than (i) Indebtedness pursuant to the Loan Documents and (ii) any other Indebtedness specified on Schedule 7.1, and the Administrative Agent shall have received reasonably satisfactory evidence of repayment of all such other Indebtedness (it being agreed that the delivery of release letters, mortgage releases and/or UCC-3 financing statements, as applicable, to the Administrative Agent shall be satisfactory evidence).
(e) Acquisition.
Prior to or substantially contemporaneously with the extensions of credit on the Closing Date, the Acquisition shall be consummated in accordance with the terms of the Acquisition Agreement provided to the Administrative Agent prior to the Closing Date.
7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending, renewing or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: the representations, warranties and covenants of the Loan Parties shall then be true in all material respects and no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans or the issuance, extension, renewal or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender a Letter of Credit Application, as the case may be.
7.3 Loans to Fund Acquisitions. Prior to the making of any Loan or issuance of any Letter of Credit to finance any acquisition, the Borrowers shall have delivered to the Agent the documents, pro forma statements, certificates, other material required by Section 8.2(f) [Liquidations, Mergers, Consolidations, Acquisitions] and such other evidence requested by, and reasonably satisfactory to, the Administrative Agent in order to evidence the Borrowers’ determination that such proposed acquisition qualifies as a Permitted Acquisition.
8. COVENANTS.
The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply at all times with the following covenants:
8.1 Affirmative Covenants.
(a) Preservation of Existence, Etc.
Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly (i) required by subsection (j) of this Section 8.1, or (ii) permitted in Section 8.2(f) [Liquidations, Mergers, Etc.].
(b) Payment of Liabilities, Including Taxes, Etc.
Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

(c) Maintenance of Insurance.
Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1(c) relating to property and related insurance policies covering the Collateral.
(d) Maintenance of Properties and Leases.
Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
(e) Visitation Rights.
Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such additional times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrowers and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.
(f) Keeping of Records and Books of Account.
Each Loan Party shall maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of a Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
(g) Compliance with Laws; Use of Proceeds.
Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1(g) if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds]and as permitted by applicable Law.
(h) Further Assurances.
Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem reasonably necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Loan Parties shall continue to use commercially reasonable efforts to obtain (i) executed landlord’s waivers in form and substance acceptable to the Administrative Agent from the lessors of Collateral locations now or hereafter leased, as required by the Security Agreement and (ii) executed account control agreements in form and substance acceptable to the Administrative Agent from each financial institution, other than the Administrative Agent, at which any Loan Party maintains a deposit account if required in writing by the Administrative Agent.

(i) Anti-Terrorism Laws.
None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.
8.2 Negative Covenants.
(a) Indebtedness.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(i) Indebtedness under the Loan Documents;
(ii) Existing Indebtedness as set forth on Schedule 8.2(a) (including any extensions, refinancings or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2(a);
(iii) Capitalized and operating leases (including reasonable implementation costs for capital assets);
(iv) Indebtedness secured by Purchase Money Security Interests not exceeding $10,000,000;
(v) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;
(vi) other Indebtedness for borrowed money; provided that (A) to the extent secured, the Liens securing the same would be permitted under clause (k) of the definition of Permitted Liens at the time of such incurrence, (B) at the time of incurrence and after giving effect thereto and the use of proceeds therefrom, (1) there does not exist any Event of Default or Potential Default and (2) the Loan Parties are in compliance with clauses (o), (p), (q) and (s) of this Section 8.2, (C) no scheduled principal payments (whether such scheduled principal payments are amortization payments, payments at maturity or otherwise) on such Indebtedness shall be required to be made on any date earlier than the Expiration Date; provided that, (i) if the Scheduled Payment Percentage with respect to such Indebtedness is less than or equal to the Scheduled Payment Percentage with respect to the Term Loans in each fiscal quarter of the Borrowers ending on or prior to April 2, 2016, scheduled principal payments on such Indebtedness may be required on payment dates earlier than the Expiration Date, or (ii) if the Scheduled Payment Percentage with respect to such Indebtedness is greater than the Scheduled Payment Percentage with respect to the Term Loans in any fiscal quarter of the Borrowers ending on or prior to April 2, 2016 (each such fiscal quarter, an “Excess Scheduled Payment Quarter”), such scheduled principal payments on such Indebtedness may be required on payment dates earlier than the Expiration Date so long as the aggregate amount of Excess Scheduled Payments for all Excess Scheduled Payment Quarters would be permitted to be made in accordance with Section 8.2(n)(ii) [Repayment of Indebtedness] at the time such Indebtedness is incurred and the amount available for all repayments pursuant to Section 8.2(n)(ii) [Repayment of Indebtedness] shall be reduced by the aggregate amount of Excess Scheduled Payments for all Excess Scheduled Payment Quarters at the time such Indebtedness is incurred, and (D) if such Indebtedness is subordinated, such Indebtedness shall be subject to subordination provisions satisfactory to the Administrative Agent. For purposes of this clause (vi), “Excess Scheduled Payment” means, with respect to any Excess Scheduled Payment Quarter, (x) the amount by which the Scheduled Payment Percentage with respect to the Indebtedness being incurred pursuant to clause (vi) for such Excess Scheduled Payment Quarter exceeds the Scheduled Payment Percentage with respect to the Term Loans for such Excess Scheduled Payment Quarter multiplied by (y) the principal amount of the Indebtedness being incurred pursuant to clause (vi) outstanding at the time such Indebtedness was initially incurred.
(vii) Any (A) Lender Provided Interest Rate Hedge, (B) other Interest Rate Hedge approved by the Administrative Agent, for or (C) Indebtedness under any Other Lender Provided Financial Services Product.
(b) Liens.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
(c) Guaranties.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person except with respect to Indebtedness of a Loan Party permitted under Section 8.2(a) [Indebtedness].
(d) Loans and Investments.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
(i) trade credit extended on usual and customary terms in the ordinary course of business;
(ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;
(iii) Permitted Investments;
(iv) loans, advances and investments in other Loan Parties;
(v) investments existing on the Closing Date as described on Schedule 8.2(d); and
(vi) other investments (not otherwise prohibited by Section 8.2(f) [Liquidation, Mergers, Consolidations, Acquisitions], Section 8.2(h) [Affiliate Transactions] or Section 8.2(i) [Subsidiaries, Partnerships and Joint Ventures]) provided that at the time of any such investment and after giving effect thereto, (A) there does not exist any Event of Default or Potential Default, (B) the Loan Parties are in compliance with clauses (o), (p), (q) and (s) of this Section 8.2 and (C) the aggregate amount of such investments, (computed for each investment at the time such investment is made) shall not exceed 20% of the Loan Parties’ Consolidated Net Worth.

Notwithstanding anything to the contrary in this Section 8.2(d), the limitations in Section 8.2(d) shall not apply to acquisitions which shall be subject to Section 8.2(f) [Liquidations, Mergers, Consolidations, Acquisitions] below.
(e) Dividends and Related Distributions.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party; (ii) stock repurchases of the common equity of Parent made on or prior to February 9, 2013, in an aggregate amount not to exceed $50,000,000, and (iii) other dividends and other distributions; provided that the aggregate of all such dividends and distributions paid pursuant to this clause (iii) shall not exceed the Applicable Amount; provided, further, however, that stock repurchases, dividends and distributions pursuant to the foregoing clauses (ii) and (iii) shall only be permitted if, at the time of such stock repurchases, dividends or distributions and after giving effect thereto, (A) there does not exist any Event of Default or Potential Default and (B) the Loan Parties are in compliance with clauses (o), (p), (q) and (s) of this Section 8.2.
(f) Liquidations, Mergers, Consolidations, Acquisitions.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; provided that (i) any Loan Party other than a Borrower may consolidate with or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties; (ii) any Loan Party may be liquidated if such Loan Party has no assets or liabilities; (iii) any Loan Party shall be entitled to acquire by purchase or by merger all of the ownership interest, or substantially all of the assets, of a Person that will be a Domestic Subsidiary after giving effect to such acquisition as long as each of the following requirements are met: (a) there does not then, or immediately after such acquisition, exist any Potential Default or Event of Default; (b) if any Loan Party acquires the ownership interests in a Person, such Person shall execute a Guarantor Joinder and other documents and join this Agreement simultaneously with such acquisition, as contemplated by Section 8.2(i) [Subsidiaries, Partnerships and Joint Ventures]; (c) the boards of directors of the Loan Party acquiring a Person and the Person which is being acquired each approving such acquisition, and certified copies thereof shall have been delivered to the Administrative Agent; (d) the business acquired shall be substantially the same as or complementary to one or more lines of business conducted by the Loan Parties prior to such acquisition; (e) in the event that the purchase price for such acquisition is equal to or greater than $25,000,000, the Loan Parties shall deliver to the Administrative Agent not less than five (5) Business Days prior to such acquisition, evidence and a certification thereto, all in form and substance acceptable to the Administrative Agent that, if such acquisition had occurred during the fiscal quarter last ended, the Loan Parties would have been in compliance with all of the terms and conditions of this Agreement, including Section 8.2(q) [Minimum Liquidity]; (f) in the event that the purchase price for such acquisition is less than $25,000,000, the Loan Parties shall deliver to the Administrative Agent concurrently with the reporting of information pursuant to Section 8.3(a) [Quarterly Financial Information] and Section 8.3(b) [Annual Financial Statements], as applicable, evidence and a certification thereto, all in form and substance acceptable to the Administrative Agent that, if such acquisition had occurred during the fiscal quarter last ended, the Loan Parties would have been in compliance with all of the terms and conditions of this Agreement, including Section 8.2(q) [Minimum Liquidity]; and (g) the Loan Parties shall deliver to the Administrative Agent not less than five (5) Business Days prior to such acquisition, copies of any agreements entered into or proposed to be entered into in connection therewith and shall deliver to the Administrative Agent such other information as it may request; (iv) any Loan Party or any Subsidiary of a Loan Party shall be entitled to acquire by purchase or by merger all of the ownership interest, or substantially all of the assets, of a Person that will be a Foreign Subsidiary after giving effect to such acquisition as long as each of the following requirements are met: (a) there does not then, or immediately after such acquisition, exist any Potential Default or Event of Default; (b) the boards of directors of the Loan Party or any Subsidiary of a Loan Party acquiring a Person and the Person which is being acquired each approving such acquisition, and certified copies thereof shall have been delivered to the Administrative Agent; (c) the business acquired shall be substantially the same as or complementary to one or more lines of business conducted by the Loan Parties prior to such acquisition; (d) in the event that the purchase price for such acquisition is equal to or greater than $25,000,000, the Loan Parties shall deliver to the Administrative Agent not less than five (5) Business Days prior to such acquisition, evidence and a certification thereto, all in form and substance acceptable to the Administrative Agent (1) that, if such acquisition had occurred during the fiscal quarter last ended, the Loan Parties would have been in compliance with all of the terms and conditions of this Agreement, including Section 8.2(q) [Minimum Liquidity], and (2) that if such acquisition had occurred during the fiscal quarter last ended, the Senior Leverage Ratio would have been equal to or less than 2.00 to 1.00; (e) in the event that the purchase price for such acquisition is less than $25,000,000, the Loan Parties shall deliver to the Administrative Agent concurrently with the reporting of information pursuant to Section 8.3(a) [Quarterly Financial Information] and Section 8.3(b) [Annual Financial Statements], as applicable, evidence and a certification thereto, all in form and substance acceptable to the Administrative Agent (1) that, if such acquisition had occurred during the fiscal quarter last ended, the Loan Parties would have been in compliance with all of the terms and conditions of this Agreement, including Section 8.2(q) [Minimum Liquidity], and (2) that if such acquisition had occurred during the fiscal quarter last ended, the Senior Leverage Ratio would have been equal to or less than 2.00 to 1.00; and (f) the Loan Parties shall deliver to the Administrative Agent not less than five (5) Business Days prior to such acquisition, copies of any agreements entered into or proposed to be entered into in connection therewith and shall deliver to the Administrative Agent such other information as it may request (any acquisition permitted pursuant to clause (iii) or (iv) above being a “Permitted Acquisition”).
(g) Dispositions of Assets or Subsidiaries.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
(i) transactions involving the sale of inventory in the ordinary course of business;
(ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;
(iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;
(iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets; provided such substitute assets are subject to the Prior Security Interest in favor of the Administrative Agent;
(v) any sale of Equity Interests of any Subsidiary of Parent (other than GSICS Equity Interests) to (A) any officers, directors, employees or other representatives of the Borrowers or any Subsidiary of Parent or (B) any non-affiliated third party; provided that (1) Equity Interests of not more than two such Subsidiaries in the aggregate shall be permitted to be sold, (2) the Equity Interests of any Subsidiary sold to any non-affiliated third party shall represent at least 5% of the total outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees

(regardless of any contingency which does or may suspend or dilute the voting rights) of such Subsidiary, (3) the Equity Interests of any Subsidiary sold to any Person shall represent, in the aggregate for all sales, less than 50%, of the total outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) of such Subsidiary, (4) the Consolidated Adjusted EBITDA attributable to any such Subsidiary (and its Subsidiaries on a consolidated basis) for which Equity Interests are being sold to any Person shall not exceed $10,000,000 for the four fiscal quarters most recently reported, and (5) if any after-tax proceeds (as reasonably estimated by the Borrowers) of such sale are distributed (as a dividend or otherwise) to, or otherwise received by, any parent entity of such Subsidiary, such proceeds are applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.7(a) [Sale of Assets] above (but such proceeds shall not be subject to the 365 day reinvestment provisions contained in such Section); provided further that, and for the avoidance of doubt, (x) the Equity Interests of any such Subsidiary that are held by the Borrowers or any of their Subsidiaries following any such sale will continue to constitute Collateral and (y) if such proceeds referred to in clause (v)(5) of this Section 8.2(g) are distributed to, or otherwise received by, such Subsidiary, such proceeds shall not be applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.7(a) [Sale of Assets] for so long as such proceeds are retained by such Subsidiary;
(vi) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrowers) are applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.7(a) [Sale of Assets] above.
(h) Affiliate Transactions.
No Loan Parties shall, and no Loan Party shall permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.
(i) Subsidiaries, Partnerships and Joint Ventures.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, own or create directly or indirectly any Domestic Subsidiaries other than (i) any Domestic Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) 935 HQ Associates, LLC, provided that it owns no assets other than the land and improvements constituting 935 First Avenue, King of Prussia, PA 19406; and (iii) any Domestic Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in clauses (i), (ii), (iii), (v), (vi), (vii), (viii), (ix) and if required by the Administrative Agent, (iv) and (xii) of Section 7.1(a) [First Loans and Letters of Credit] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary; provided that Subsidiaries with respect to which Subsidiary Equity Interests have been sold to any non-affiliated third party pursuant to Section 8.2(g)(v) and Joint Ventures shall not be required to become or remain a Guarantor. No Loan Party shall become or agree to become a party to a Joint Venture, unless (1) it is not otherwise prohibited by Section 8.2(f) [Liquidation, Merger, Consolidations, Acquisitions] or Section 8.2(h) [Affiliate Transactions] and (2) the conditions set forth in Section 8.2(d)(vi)(A)-(D) have been met.
(j) Continuation of or Change in Business.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, engage in any business that is not similar or complementary to the business in which they engage as of the Closing Date, and such Loan Party or Subsidiary shall not permit any material change in such business.

(k) Fiscal Year.
Parent shall not, and shall not permit GSICS or any other Loan Party to, change its fiscal year end from the Saturday nearest to December 31st.
(l) Issuance of Stock.
No Loan Party (other than Parent) shall, and no Loan Party shall permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof other than the issuance of capital stock by one Loan Party to another Loan Party provided that such capital stock shall be subject to the Pledge Agreement and all certificates evidencing such capital stock shall be delivered immediately upon issuance to the Administrative Agent together with stock powers executed in blank.
(m) Changes in Organizational Documents.
No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in any respect that could reasonably be expected to result in a Material Adverse Change or would be materially adverse to the Lenders.
(n) Repayment of Indebtedness.
The Loan Parties shall not prepay, redeem or repurchase any Indebtedness except (i) repurchases or early redemptions of the Convertible Notes due 2027 that are outstanding on the Closing Date upon the exercise of put rights by the holders thereof, (ii) repayments, redemptions or repurchases of other Indebtedness in an aggregate principal amount not to exceed the Applicable Amount, (iii) prepayments or repayments of Indebtedness under the Loan Documents, (iv) prepayments or repayments of Indebtedness secured by Purchase Money Security Interests and incurred under Section 8.2(a)(iv) and (v) in connection with any refinancing of any Indebtedness so long as the Indebtedness incurred in connection with any such refinancing is otherwise permitted to be incurred under Section 8.2(a) [Indebtedness] and the aggregate principal amount of Indebtedness outstanding after giving effect to such refinancing is not reduced.
(o) Minimum Fixed Charge Coverage Ratio.
The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than 2.5 to 1.0.
(p) Maximum Leverage Ratio.
The Loan Parties shall not at any time permit the Leverage Ratio to exceed 4.0 to 1.0.
(q) Minimum Liquidity.
The Loan Parties shall not permit cash and Cash Equivalents to be less than $30,000,000 as of the end of any fiscal quarter, of which not less than $25,000,000 shall be owned by Parent, GSICS and/or the Domestic Subsidiaries and maintained in the United States.
(r) Foreign Subsidiaries.
The Loan Parties shall not permit more than the following portion of their consolidated total assets to be owned by Foreign Subsidiaries:

Maximum Percentage	Period
35%	During fiscal year 2011

40%	after fiscal year end 2011
(s) Maximum Senior Leverage Ratio.
The Loan Parties shall not at any time permit the Senior Leverage Ratio to exceed 2.5 to 1.0.
8.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent for distribution to the Lenders in accordance with Section 8.3(e) [Information].
(a) Quarterly Financial Statements.
As soon as available and in any event within forty-five (45) calendar days after each Quarter End, financial statements of Parent, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Parent as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, it being understood and agreed that the delivery of Parent’s Form 10-Q (or transmission of the weblink where such Form 10-Q can be found), promptly after the filing thereof with the Securities and Exchange Commission shall satisfy the requirements of this subsection with respect to consolidated financial statements and reports.
(b) Annual Financial Statements.
As soon as available and in any event within one hundred twenty (120) days after each Year End, financial statements of Parent consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent, it being understood and agreed that the delivery of Parent’s Form 10-K (or transmission of the weblink where such Form 10-K can be found), promptly after the filing thereof with the Securities and Exchange Commission together with a certificate or report of such independent certified public accountants shall satisfy the requirements of this subsection with respect to consolidated financial statements and reports. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.
(c) Certificate of the Borrowers.
Concurrently with the financial statements of Parent furnished to the Administrative Agent and to the Lenders pursuant to Section 8.3(a) [Quarterly Financial Statements] and Section 8.3(b) [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers, in the form of Exhibit 8.3(c).
(d) Notices.
(i) Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

(ii) Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would constitute a Material Adverse Change.
(iii) Organizational Documents. Within the time limits set forth in Section 8.2(m) [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
(iv) Erroneous Financial Information. Immediately in the event that any Loan Party or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.
(v) ERISA Event. Immediately upon the occurrence of any ERISA Event.
(vi) Other Reports. Promptly upon their becoming available to any Loan Party or filed with the Securities and Exchange Commission:
(A) Annual Budget. The annual budget, any forecasts or projections of the Borrowers and the other Loan Parties and any supplements or updates thereto, to be supplied with the annual financial statements required under Section 8.3(b) [Annual Financial Statements] and at such times as the Administrative Agent may reasonably require, from time to time.
(B) Management Letters. Any reports including management letters submitted to the Borrowers or any other Loan Party by independent accountants in connection with any annual, interim or special audit.
(C) SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by Parent with the Securities and Exchange Commission; provided that filing by any Loan Party of such reports, statements, prospectuses and other shareholder communications with the Securities and Exchange Commission shall be deemed to be delivery of the same to the Administrative Agent and each Lender.
(D) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
(e) Information. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the joint lead arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the joint lead arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.9 [Confidentiality]); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the joint lead arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
9. DEFAULT.
9.1 Events of Default. An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
(a) Payments Under Loan Documents.
The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;
(b) Breach of Warranty.
Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
(c) Breach of Negative Covenants or Visitation Rights.
Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1(e) [Visitation Rights] or Section 8.2 [Negative Covenants];
(d) Breach of Other Covenants.
Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days;
(e) Defaults in Other Agreements or Indebtedness.
A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $7,500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend, or if there occurs any “Fundamental Change” under the Indenture dated as of July 2, 2007, between Parent and The Bank of New York, as trustee, providing for the issuance of Parent’s 2.50% Convertible Senior Notes due 2027, or any other event under such Indenture which entitles the trustee or any noteholder to accelerate repayment of any notes issued under such Indenture;
(f) Final Judgments or Orders.
Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

(g) Loan Document Unenforceable.
Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Loan Party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby except if resulting solely from the Administrative Agent’s failure to file UCC-3 continuation statements in a timely manner;
(h) Uninsured Losses; Proceedings Against Assets.
There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $7,500,000 or the Collateral or any material portion of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
(i) Events Relating to Plans and Benefit Arrangements.
(i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000 or (ii) a Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000;
(j) Change of Control.
Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) other than those shareholders identified on Schedule 9.1(j) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 25.5% or more of the voting capital stock of Parent; (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of Parent on the first day of such period (together with any new directors whose election by the board of directors or nomination for election by the shareholders was approved by a vote of the majority of directors then still in office who were either directors as of the first day of the period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of Parent; or (iii) Parent ceases to own 100% of the GSICS Equity Interests.
(k) Relief Proceedings.
(i) Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action (other than action to dismiss such Relief Proceeding) in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature.

9.2 Consequences of Event of Default.
(a) Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under Sections 9.1(a) through (j) shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and, upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and
(b) Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under Section 9.1(k) [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
(c) Set-off.
If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

(d) Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:
(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;
(ii) second, to Cash Collateralize the Letter of Credit Obligations;
(iii) third, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing Other Lender Provided Financial Services Obligations or agreements evidencing Lender Provided Interest Rate Hedges, whether of principal, interest, fees, expenses or otherwise (the amounts so applied to be distributed among the parties to whom such Obligations are owed pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and
(iv) the balance, if any, as required by Law.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.
10. THE ADMINISTRATIVE AGENT.
10.1 Appointment and Authority. (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender providing a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.5 [Delegation of Duties] for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 10 and Section 11 (including Section 11.3(c) [Reimbursement by Lenders] as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary of a Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1 [Modifications, Amendments or Waivers] and Section 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Bank of America as Administrative Agent pursuant to this Section 10.6 shall also constitute its resignation as Issuing Lender and Swing Loan Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swing Loan Lender, (ii) the retiring Issuing Lender and Swing Loan Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8 Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrowers and the Administrative Agent, as amended from time to time.
10.9 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a Lender providing a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products) and the Issuing Lender irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and the occurrence of the Payment in Full (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products as to which arrangements satisfactory to the applicable Lender providing such Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or (iv) if approved, authorized or ratified in writing in accordance with Section 11.1 [Modifications, Amendments or Waivers];
(b) to release any Guarantor from its obligations under its guarantee if such Person ceases to be a Subsidiary of a Borrower as a result of a transaction permitted hereunder or if the Guarantor is not required to become, or is no longer required to remain, a Guarantor pursuant to Section 8.2(i) [Subsidiaries, Partnerships and Joint Ventures]; and
(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (i) of the definition of “Permitted Liens”.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.9. In each case as specified in this Section 10.9, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.9.
10.10 No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the joint lead arrangers or joint bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Section 2.3 [Facility Fees], Section 2.8 [Letter of Credit Subfacility], Section 10.8 [Administrative Agent’s Fee] and Section 11.3 [Expenses; Indemnity; Damage Waiver]) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.8 [Administrative Agent’s Fee] and Section 11.3 [Expenses; Indemnity; Damage Waiver].
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender or in any such proceeding.
10.12 Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products. Except as otherwise expressly set forth herein or in any guarantee of the Obligations from a Guarantor or any Collateral Document, no Lender providing a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products that obtains the benefits of Section 9.2(d) [Application of Proceeds], any guarantee of the Obligations from a Guarantor or any Collateral by virtue of the provisions hereof or of any guarantee of the Obligations from a Guarantor or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 10 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender providing such Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Products, as the case may be.
11. MISCELLANEOUS.
11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

(a) Increase of Commitment.
Increase the amount of the Revolving Credit Commitment, Term Loan Commitment or Swing Loan Commitment of any Lender (including any Defaulting Lender) hereunder without the consent of such Lender;
(b) Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.
Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan pursuant to Section 5.7 [Mandatory Prepayments]), the Facility Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee or any other fee payable to any Lender, the Facility Fee or any other fee payable to any Lender, without the consent of each Lender (including Defaulting Lenders) directly affected thereby;
(c) Release of Collateral or Guarantor.
Except for sales of assets permitted by Section 8.2(g) [Disposition of Assets or Subsidiaries] or as otherwise provided in Section 10.9 [Collateral and Guaranty Matters] release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Complying Lenders; or
(d) Miscellaneous.
Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions, Etc.] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders (including Section 9.2(d) [Application of Proceeds] with respect to the pro rata sharing of payments required thereby) or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders or Required Revolving Credit Lenders, in each case without the consent of all of the Complying Lenders (or in the case of the definition of Required Revolving Credit Lenders, without the consent of all Revolving Credit Lenders that are Complying Lenders);
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender or the Swing Loan Lender without the written consent of such Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in subsections (a) through (d) above, the consent of the Required Lenders or the Required Revolving Credit Lenders, as the case may be, is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6(b) [Replacement of a Lender].
Notwithstanding the foregoing provisions of this Section 11.1, with the consent of the Borrowers and the Required Lenders, this Agreement (including Section 5.2 [Pro Rata Treatment of Lenders] and Section 5.3 [Sharing of Payments by Lenders]) may be amended (x) to allow the Borrowers to prepay Loans of a class on a non-pro rata basis in connection with offers made to all the Lenders of such class pursuant to procedures approved by the Administrative Agent and (y) to allow the Borrowers to make loan modification offers to all the Lenders of one or more classes of Loans that, if accepted, would (A) allow the maturity and scheduled amortization of the Loans of the accepting Lenders to be extended, (B) increase the Applicable Margin and/or Facility Fees payable with respect to the Loans and Commitments of the accepting Lenders and (C) treat the modified Loans and Commitments of the accepting Lenders as a new class of Loans and Commitments for all purposes under this Agreement.

11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.
11.3 Expenses; Indemnity; Damage Waiver.
(a) Costs and Expenses.
The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3 or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties; provided that as long as there exists no Event of Default or Potential Default, the Borrowers shall not be obligated to pay such expenses for more than one (1) such audit in any fiscal year.
(b) Indemnification by the Borrowers.
The Borrowers, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any of the Borrowers’ or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if a Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders.
To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 11.3(a) [Costs and Expenses] or Section 11.3(b) [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Applicable Revolving Credit Percentage or Applicable Term Loan Percentage, as the case may be (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
(d) Waiver of Consequential Damages, Etc.
To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3(b) [Indemnification by the Borrowers]shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e) Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
(f) Survival. The agreements in this Section 11.3 shall survive the resignation of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.3 [Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms] or Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.
(a) Notices Generally.
Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5(b) [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its Administrative Questionnaire, (ii) if to the Administrative Agent, to it at its address forth on Schedule 11.5, and (iii) if to any other Person, to it at its address set forth on Schedule 1.1(B) or 1.1(C).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5(b) [Electronic Communications], shall be effective as provided in such Section.
(b) Electronic Communications.
Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c) Change of Address, Etc.
Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment in Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment in Full.

11.8 Successors and Assigns.
(a) Successors and Assigns Generally.
The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee (including, for the avoidance of doubt, as a result of Section 5.6(b) [Replacement of a Lender]) in accordance with the provisions of Section 11.8(b) [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8(d) [Participations] or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(f) [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8(d) [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Assignments by Lenders.
Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in clause (i)(A) of this subsection (b), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment or Revolving Credit Loans of the assigning Lender, or $1,000,000, in the case of any assignment in respect of the Term Loans of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:
(A) the consent of the Borrowers shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that for any assignment for which the Borrowers’ consent is required, such consent shall be deemed to have been given if the Borrowers have not responded within five Business Days of a request for such consent.
(B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);
provided, that the consent of the Administrative Agent shall not be required for (x) assignments of Term Loans or Term Loan Commitments to any Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender or (y) assignments of Revolving Credit Loans or Revolving Credit Commitments to any Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund with respect to such Revolving Credit Lender.
(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v) No Assignment to Borrowers. No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.
(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8(c) [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 5.8 [Increased Costs], and Section 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8(d) [Participations].
(c) Register.
The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.
Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Section 11.1(a) [Increase of Commitment, Etc.], Section 11.1(b) [Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment], or Section 11.1(c) [Release of Collateral or Guarantor]). Subject to Section 11.18(e) [Limitations upon Participant Rights Successors and Assigns Generally], the Borrowers agree that each Participant shall be entitled to the benefits of Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and Section 5.8 [Increased Costs] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8(b) [Assignments by Lenders]. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2(c) [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.
(e) Limitations upon Participant Rights Successors and Assigns Generally.
A Participant shall not be entitled to receive any greater payment under Section 5.8 [Increased Costs], Section 5.9 [Taxes] or Section 11.3 [ Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.9(f) [Status of Lenders] as though it were a Lender.
(f) Certain Pledges; Successors and Assigns Generally.
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.9 Confidentiality.
(a) General.
Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b) Sharing Information With Affiliates of the Lenders.
Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9(a) [General].
11.10 Counterparts; Integration; Effectiveness.
(a) Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11 Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.
(a) GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.
EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST A BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c) WAIVER OF VENUE.
EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
(d) SERVICE OF PROCESS.
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e) WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.12 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the joint lead arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the joint lead arrangers and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the joint lead arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the joint lead arrangers or the Lenders have any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the joint lead arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, and their respective Affiliates, and none of the Administrative Agent, the joint lead arrangers or the Lenders have any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the joint lead arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWERS: GSI COMMERCE, INC. GSI COMMERCE SOLUTIONS, INC.
By:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	Executive Vice President Finance, Chief Financial Officer and Treasurer

GUARANTORS:

ASFD, INC.
GSI COMMERCE CALL CENTER, INC.
GSI COMMERCE SOUTH, INC.
GSI EQUIPMENT, INC.
GSI LEGACY HOLDINGS, INC.
KOP PROMOTIONS, LLC
ONLINE DIRECT, INC.
PROMOTIONS DISTRIBUTOR SERVICE CORPORATION

By:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	President and Treasurer

CLEAR SALEING, INC.
E-DIALOG, INC.
FETCHBACK, INC.
GSI INTERACTIVE, INC.
GSI MARKETING SERVICES, INC.
GSI MEDIA, INC.
M3 MOBILE, INCORPORATED
MBS INSIGHT, INC.
RUELALA, INC.
SB.COM, INC.
SILVERLIGN GROUP, INC.
SMARTBARGAINS, INC.
SMARTBARGAINS SECURITY CORPORATION
VENDORNET, INC.

By:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	Treasurer

RETAIL CONVERGENCE.COM, LP
By:	SB.COM, INC.,
its General Partner

By:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	Treasurer

SHOPRUNNER, INC.
By:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	Chief Financial Officer and Treasurer

935 KOP ASSOCIATES, LLC 1075 FIRST GLOBAL ASSOCIATES, LLC
By:	GSI COMMERCE, INC.,
its sole member and manager

By:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	Executive Vice President Finance, Chief Financial Officer and Treasurer

7601 TRADE PORT DRIVE, LLC
By:	GSI COMMERCE SOLUTIONS, INC.,
its sole member and manager

By:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	Executive Vice President Finance, Chief Financial Officer and Treasurer

GATOR ACQUISITION CORP.
BY:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	President, Treasurer and Secretary

GATOR ACQUISITION LLC GSI COMMERCE, INC.,
BY: its sole member

BY:	/s/ Michael R. Conn
	Name:	Michael R. Conn
	Title:	Executive Vice President Finance, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A., INDIVIDUALLY AND AS ADMINISTRATIVE AGENT
BY:	/s/ Andrew Richards
NAME: Andrew Richards
TITLE: SVP

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: Morgan Stanley Bank, N.A.
by	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: PNC BANK, National Association
by	/s/ John M DiNapoli
	Name:	John M DiNapoli
	Title:	Senior Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: Deutsche Bank Trust Company Americas
by	/s/ Paul O’Leary
	Name:	Paul O’Leary
	Title:	Director

by	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: JPMorgan Chase Bank, N.A.
by	/s/ Eugene M. Kennedy III
	Name:	Eugene M. Kennedy III
	Title:	Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: TD Bank NA
by	/s/ Thomas M. McGrory
	Name:	Thomas M. McGrory
	Title:	Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: HSBC Bank USA, National Association:
by	/s/ Susan A. Waters
	Name:	Susan A. Waters
	Title:	Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: RBS Citizens N.A.
by	/s/ Williams M. Clossey
	Name:	William M. Clossey
	Title:	Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: Sovereign Bank
by	/s/ Dennis P. Wasilewski
	Name:	Dennis P. Wasilewski
	Title:	Senior Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: UBS Loan Finance LLC
by	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

by	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: Raymond James Bank, FSB
by	/s/ Alexander L. Rody
	Name:	Alexander L. Rody
	Title:	Senior Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: UNION BANK, N.A.
by	/s/ Vik Thadani
	Name:	Vik Thadani
	Title:	Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: First Commonwealth Bank
by	/s/ Lawrence C. Deihle
	Name:	Lawrence C. Deihle
	Title:	Senior Vice President

LENDER SIGNATURE PAGE TO THE GSI COMMERCE, INC. AND GSI COMMERCE SOLUTIONS, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE Name of Institution: GOLDMAN SACHS BANK USA:
by	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

SCHEDULE 1.1(A)
PRICING GRID (BASIS POINTS)

	Level I	Level II	Level III	Level IV	Level V
		Total	Total	Total
	Total	Leverage	Leverage	Leverage
	Leverage	Ratio is greater	Ratio is greater	Ratio is greater	Total
	Ratio is less	than 2.0 to 1 but	than 2.5 to 1 but	than 3.0 to 1 but	Leverage
	than or equal	less than or equal	less than or equal	less than or	Ratio is greater
Basis for Pricing	to 2.0 to 1	to 2.5 to 1	to 3.0 to 1	equal to 3.5 to 1	than 3.5 to 1
Facility Fee	35.0	37.5	37.5	50.0	50.0
Applicable Margin for LIBOR Term Loans	225	250	275	300	350
Applicable Margin for Base Rate Term Loans	125	150	175	200	250
Applicable Margin for LIBOR Revolving Loans	190	212.5	237.5	250	300
Applicable Margin for Base Rate Revolving Loans	90	112.5	137.5	150	200

SCHEDULE 1.1(B)
REVOLVING CREDIT COMMITMENTS OF
REVOLVING CREDIT LENDERS
AND ADDRESSES FOR NOTICES
Part 1—Revolving Credit Commitments of Revolving Credit Lenders

Amount of
	Commitment for	Applicable
	Revolving Credit	Revolving Credit
Lender	Loans	Percentage

Bank of America N.A. NC1-001-04-39 101 North Tryon Street Charlotte, NC 28255	$29,212,500.00	10.250000000%

Daily Operations Contact: Name: Nilesh Patel Telephone: (980) 386-5094 Telecopy: (704) 719-8870 npatel@baml.com

Loan Closer Contact: Name: Wayne A. Richard Telephone: (980) 388-6484 Telecopy: (704) 208-3075 wayne.a.richard@baml.com

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Address: 135 S. LaSalle Street, IL1-231-05-41
Chicago, IL 60603
Attention: Fani Davidson
Telephone: (312) 923-0604
Telecopy: (312) 453-4217
fani.davidson@baml.com

L/C Issuer:
Bank of America, N.A.
Trade Operations
Address: 1 Fleet Way, PA6-580-02-30
Scranton, PA 18507
Attention: Alfonso Malave
Telephone: (570) 330-4212
Telecopy: (570) 330-4186
alfonso.malave@baml.com

USD PAYMENT INSTRUCTIONS: Bank of America New York NY ABA 026009593 Acct # 1366212250600 Acct Name: Corporate Credit Services Ref: GSI COMMERCE, INC.

	Amount of
	Commitment for	Applicable
	Revolving Credit	Revolving Credit
Lender	Loans	Percentage

Morgan Stanley Bank, N.A.	$29,212,500.00	10.250000000%

PNC Bank, N.A.	$29,212,500.00	10.250000000%

Deutsche Bank Trust Company Americas	$29,212,500.00	10.250000000%

JPMorgan Chase Bank, N.A.	$29,212,500.00	10.250000000%

TD Bank, N.A.	$21,375,000.00	7.500000000%

HSBC Bank USA, National Association	$21,375,000.00	7.500000000%

RBS Citizens N.A.	$21,375,000.00	7.500000000%

Sovereign Bank	$21,375,000.00	7.500000000%

UBS Loan Finance LLC	$14,250,000.00	5.000000000%

Raymond James Bank, FSB	$14,250,000.00	5.000000000%

Union Bank, N.A.	$14,250,000.00	5.000000000%

First Commonwealth Bank	$7,125,000.00	2.500000000%

Goldman Sachs Bank USA	$3,562,500.00	1.250000000%

Total	$285,000,000.00	100.000000000%

Part 2—Addresses for Notices to Borrowers and Guarantors
BORROWERS:
Name: GSI Commerce, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Commerce Solutions, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
GUARANTORS:
Name: 935 KOP Associations, LLC.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: 1075 First Global Associates, LLC
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Legacy Holdings, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: ASFD, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Commerce Call Center, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Commerce South, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Equipment, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: 7601 Trade Port Drive, LLC
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Online Direct, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Promotions Distributor Services Corporation
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: E-Dialog, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Interactive, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730

Name: KOP Promotions, LLC.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Silverlign Group, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Media, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Retail Convergence, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: SmartBargains, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: SmartBargains Security Corporation
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: SB.com, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Retail Convergence.com, LP
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: ShopRunner, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: M3 Mobile, Incorporated
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: MBS Insight, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: VendorNet, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Marketing Services, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Fetchback, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: RueLaLa, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Gator Acquisition Corp.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Gator Acquisition LLC
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730

SCHEDULE 1.1(C)
TERM LOAN COMMITMENTS OF TERM LOAN LENDERS
AND ADDRESSES FOR NOTICES
Part 1—Term Loan Commitments of Term Loan Lenders

	Amount of
	Commitment for Term	Applicable Term
Lender	Loans	Loan Percentage

Bank of America N.A. NC1-001-04-39 101 North Tryon Street Charlotte, NC 28255	$11,787,500.00	10.250000000%

Daily Operations Contact: Name: Nilesh Patel Telephone: (980) 386-5094 Telecopy: (704) 719-8870 npatel@baml.com

Loan Closer Contact: Name: Wayne A. Richard Telephone: (980) 388-6484 Telecopy: (704) 208-3075 wayne.a.richard@baml.com

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Address: 135 S. LaSalle Street, IL1-231-05-41
Chicago, IL 60603
Attention: Fani Davidson
Telephone: (312) 923-0604
Telecopy: (312) 453-4217
fani.davidson@baml.com

L/C Issuer:
Bank of America, N.A.
Trade Operations
Address: 1 Fleet Way, PA6-580-02-30
Scranton, PA 18507
Attention: Alfonso Malave
Telephone: (570) 330-4212
Telecopy: (570) 330-4186
alfonso.malave@baml.com

USD PAYMENT INSTRUCTIONS: Bank of America New York NY ABA 026009593 Acct # 1366212250600 Acct Name: Corporate Credit Services Ref: GSI COMMERCE, INC.

Morgan Stanley Bank, N.A.	$11,787,500.00	10.250000000%

	Amount of
	Commitment for Term	Applicable Term
Lender	Loans	Loan Percentage

PNC Bank, N.A.	$11,787,500.00	10.250000000%

Deutsche Bank Trust Company Americas	$11,787,500.00	10.250000000%

JPMorgan Chase Bank, N.A.	$11,787,500.00	10.250000000%

TD Bank, N.A.	$8,625,000.00	7.500000000%

HSBC Bank USA, National Association	$8,625,000.00	7.500000000%

RBS Citizens N.A.	$8,625,000.00	7.500000000%

Sovereign Bank	$8,625,000.00	7.500000000%

UBS Loan Finance LLC	$5,750,000.00	5.000000000%

Raymond James Bank, FSB	$5,750,000.00	5.000000000%

Union Bank, N.A.	$5,750,000.00	5.000000000%

First Commonwealth Bank	$2,875,000.00	2.500000000%

Goldman Sachs Bank USA	$1,437,500.00	1.250000000%

Total	$115,000,000.00	100.000000000%

Part 2—Addresses for Notices to Borrowers and Guarantors
BORROWERS:
Name: GSI Commerce, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Commerce Solutions, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
GUARANTORS:
Name: 935 KOP Associations, LLC.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: 1075 First Global Associates, LLC
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Legacy Holdings, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: ASFD, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Commerce Call Center, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Commerce South, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Equipment, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: 7601 Trade Port Drive, LLC
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Online Direct, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Promotions Distributor Services Corporation
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: E-Dialog, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Interactive, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730

Name: KOP Promotions, LLC.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Silverlign Group, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Media, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Retail Convergence, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: SmartBargains, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: SmartBargains Security Corporation
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: SB.com, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Retail Convergence.com, LP
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: ShopRunner, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: M3 Mobile, Incorporated
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: MBS Insight, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: VendorNet, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: GSI Marketing Services, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Fetchback, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: RueLaLa, Inc.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Gator Acquisition Corp.
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730
Name: Gator Acquisition LLC
Address: 935 First Avenue
King of Prussia, PA 19406
Attention: Chief Financial Officer
Telephone: (610) 496-7000
Telecopy: (610) 265-1730

SCHEDULE 1.1(P)
PERMITTED LIENS
The table below sets forth the name of each debtor that has granted a lien to the secured party set forth opposite such debtor’s name. The table further sets forth the original file number and original filing date of the financing statement evidencing such lien along with any related filings that have been made by the secured party.

			Original	Original File	Secured	Related
Debtor	State	Jurisdiction	File Date	Number	Party	Filings
1075 FIRST GLOBAL ASSOCIATES, LLC	PA	Department of State	1/22/2008	2008012304501	PNC Bank, National Association
7601 TRADE PORT DRIVE, LLC	KY	Secretary of State	1/22/2008	2008-2294862-33.01	PNC Bank, National Association
935 KOP ASSOCIATES, LLC	PA	Department of State	1/22/2008	2008012304513	PNC Bank, National Association
ASFD, INC.	DE	Secretary of State	1/22/2008	2008 0263994	PNC Bank, National Association
CLEAR SALEING, INC.	DE	Secretary of State	1/11/2011	2011 0118417	PNC Bank, National Association, as Agent

			Original	Original File	Secured	Related
Debtor	State	Jurisdiction	File Date	Number	Party	Filings
E-DIALOG, INC.	DE	Secretary of State	2/19/2008	2008 0605772	PNC Bank, National Association
E-DIALOG, INC.	DE	Secretary of State	7/2/2008	2008 2280780	PNC Bank, National Association
FETCHBACK, INC.	DE	Secretary of State	6/29/2010	2010 2268898	PNC Bank, National Association
GSI COMMERCE CALL CENTER, INC.	FL	Secured Transaction Registry	1/23/2008	200807483948	PNC Bank, National Association
GSI COMMERCE CALL CENTER, INC.	FL	Secured Transaction Registry	2/9/2009	200909990849	Eau Claire County
GSI COMMERCE SOLUTIONS, INC.	DE	Secretary of State	1/22/2008	2008 0264075	PNC Bank, National Association
GSI COMMERCE SOLUTIONS, INC.	PA	Montgomery County Prothonotary	12/15/2009	09-42854 (amount $1,038.61)	Commonwealth of Pennsylvania
GSI COMMERCE SOUTH, INC.	DE	Secretary of State	1/22/2008	2008 0263952	PNC Bank, National Association
GSI COMMERCE, INC.	DE	Secretary of State	4/13/2006	6124322 9	Bath & Body Works Direct, Inc.

			Original	Original File	Secured	Related
Debtor	State	Jurisdiction	File Date	Number	Party	Filings
GSI COMMERCE, INC.	DE	Secretary of State	1/22/2008	2008 0264034	PNC Bank, National Association
GSI EQUIPMENT, INC.	NY	Secretary of State	1/22/2008	200801220061927	PNC Bank, National Association
GSI INTERACTIVE, INC.	DE	Secretary of State	3/16/2010	2010 0904171	PNC Bank, National Association
GSI LEGACY HOLDINGS, INC.	PA	Department of State	1/22/2008	2008012304498	PNC Bank, National Association
GSI MARKETING SERVICES, INC.	PA	Department of State	7/12/2010	2010071305701	PNC Bank, National Association
GSI MEDIA, INC.	DE	Secretary of State	3/16/2010	2010 0903835	PNC Bank, National Association
KOP PROMOTIONS, LLC	VA	State Corporation Commission	3/17/2010	100317 7076-0	PNC Bank, National Association

			Original	Original File	Secured	Related
Debtor	State	Jurisdiction	File Date	Number	Party	Filings
M3 MOBILE, INCORPORATED	PA	Department of State	5/20/2010	2010052102847	PNC Bank, National Association
M3 MOBILE, INCORPORATED	PA	Montgomery County Prothonotary	12/14/2009	2009-42790 (amount: $2,200.46)	Commonwealth of Pennsylvania
MBS INSIGHT, INC.	DE	Secretary of State	5/20/2010	2010 1782501	PNC Bank, National Assocation
NEWROADS, INC.	DE	Secretary of State	11/13/2003	3299162 1	Bath & Body Works GC, LLC	Continuation filed: 10/22/2008
NEWROADS, INC.	DE	Secretary of State	11/13/2003	3299164 7	Express GC, LLC	Continuation filed: 10/22/2008
ONLINE DIRECT, INC.	DE	Secretary of State	1/22/2008	2008 0263929	PNC Bank, National Association

			Original	Original File	Secured	Related
Debtor	State	Jurisdiction	File Date	Number	Party	Filings
VendorNet, Inc.	DE	Secretary of State	5/20/2010	2010 1782170	PNC Bank, National Association	Amendment filed: 6/29/2010
PROMOTIONS DISTRIBUTOR SERVICES CORPORATION	CA	Secretary of State	8/19/2002	0223260732	Citizens Bank of Massachusetts	Termination filed:10/24/2005 Continuation filed: 3/30/2007
PROMOTIONS DISTRIBUTOR SERVICES CORPORATION	CA	Secretary of State	1/22/2008	08-7144432477	PNC Bank, National Association
RETAIL CONVERGENCE, INC.	DE	Secretary of State	9/17/2008	2008 3140884	John Hardy USA Inc.
RETAIL CONVERGENCE, INC.	DE	Secretary of State	3/16/2010	2010 0904106	PNC Bank, National Association
RETAIL CONVERGENCE.COM, LP	DE	Secretary of State	3/16/2010	2010 0903892	PNC Bank, National Association
RETAIL CONVERGENCE.COM, LP	NY	Department of State	2/23/2010	E-032353976-W001-8 ($2,273.95)	New York State Department of State (Albany)
RETAIL CONVERGENCE.COM, LP	NY	Department of State	4/20/2010	E-032353976-W002-3 ($110.90)	New York State Department of State (Albany)

			Original	Original File	Secured	Related
Debtor	State	Jurisdiction	File Date	Number	Party	Filings
RETAIL CONVERGENCE.COM, LP	NY	Department of State	11/16/2010	E-032353976-W003-7 ($958.43)	New York State Department of State (Albany)
SB.COM, INC.	DE	Secretary of State	3/16/2010	2010 0904007	PNC Bank, National Association
SHOPRUNNER, INC	PA	Department of State	3/16/2010	2010031701195	PNC Bank, National Association
SILVERLIGN GROUP, INC.	CA	Secretary of State	3/16/2010	10-7225751767	PNC Bank, National Association
SMARTBARGAINS, INC.	DE	Secretary of State	2/26/2007	2007 0721935	Eugene Biro Borp
SMARTBARGAINS, INC.	DE	Secretary of State	3/16/2010	2010 0904056	PNC Bank, National Association
SMARTBARGAINS SECURITY CORPORATION	MA	Secretary of the Commonwealth	3/17/2010	201078981220	PNC Bank, National Association
Mortgage, Assignment of Leases and Rents and Security Agreement, by 935 HQ Associates, LLC in favor of CIBC Inc., dated June 9, 2004.

SCHEDULE 2.8
EXISTING LETTERS OF CREDIT REPORT
Issuing Lender: PNC Bank, National Association

			Letter of
			Credit	Original Face
Date of	Account		Number	Amount	Currency of
Issuance	Party	Beneficiary	(if any)	(if any)	Denomination	Expiration Date
6/8/2004	GSI Commerce Solutions, Inc.	BERKADIA COMMERCIAL MORTGAGE LLC	18100138	$1,000,000.00	USD	6/8/2011
1/22/2008	GSI Commerce South, Inc.	THE TRAVELERS INDEMNITY COMPANY	18108615	$55,000.00	USD	1/22/2012
2/14/2008	e-Dialog, Inc.	FARLEY WHITE KILNBROOK THREE, LLC	18108923	$129,862.60	USD	11/11/2011
5/11/2010	RueLaLa, Inc.	THE 58 TO 64 40TH STREET	18113064	$128,228.34	USD	5/11/2011
3/17/2009	e-Dialog, Inc.	NETVIEW 5 AND 6 LLC	18111239	$106,708.50	USD	3/17/2011
7/15/2009	e-Dialog, Inc.	1350 BROADWAY ASSOCIATES L.L.C.	18111073	$91,000.00	USD	7/15/2011
6/30/2010	e-Dialog, Inc.	LEGACY PARTNERS I BELLEVUE, LLC	18113243	$53,195.00	USD	6/30/2011
12/27/2010	GSI Commerce Solutions, Inc.	MISSOURI DEPARTMENT OF REVENUE (MDOR)	18100138	$1,000,000.00	USD	6/8/2011
2/25/2009	GSI Interactive, Inc.	SERIOUS USA, INC.	18108615	$55,000.00	USD	1/22/2012
6/28/2010	RueLaLa, Inc.	MILLTEX DISTRIBUTORS CO.	18108923	$129,862.60	USD	11/11/2011

SCHEDULE 6.1(a)
QUALIFICATIONS TO DO BUSINESS

Jurisdiction of
Entity	Organization	Foreign Qualifications
GSI Commerce, Inc.	Delaware	Pennsylvania
GSI Commerce Solutions, Inc.	Pennsylvania	Kentucky, California, Massachusetts, Georgia, Virginia, New Jersey, Washington, New York, Missouri, Minnesota
GSI Equipment, Inc.	New York	New Jersey
GSI Interactive, Inc.	Delaware	Pennsylvania, New York, California
Silverlign Group, Inc.	California	Oregon, Washington
KOP Promotions, LLC	Virginia	Pennsylvania
7601 Trade Port Drive, LLC	Kentucky	None
935 KOP Associates, LLC	Pennsylvania	None
1075 First Global Associates, LLC	Pennsylvania	None
GSI Legacy Holdings, Inc.	Pennsylvania	None
ASFD, Inc.	Delaware	Pennsylvania
GSI Commerce Call Center, Inc.	Florida	Wisconsin, Pennsylvania
GSI Commerce South, Inc.	Delaware	California, Tennessee, Virginia, North Carolina
Online Direct, Inc.	Delaware	Georgia, Tennessee
Promotions Distributor Service Corporation	California	None
GSI Media, Inc.	Delaware	Pennsylvania, New York
e-Dialog, Inc.	Delaware	Massachusetts, California, New York, Texas, Washington
RueLaLa, Inc.	Delaware	New York, Massachusetts
SmartBargains, Inc.	Delaware	Massachusetts, Kentucky, New York, Washington, Pennsylvania
SB.com, Inc.	Delaware	Massachusetts
Retail Convergence.com, LP	Delaware	Massachusetts, Kentucky, Washington
SmartBargains Security Corporation	Massachusetts	None
ShopRunner, Inc.	Pennsylvania	New York
VendorNet, Inc.	Delaware	Florida, North Carolina, Missouri, California, Virginia, Georgia
M3 Mobile, Incorporated	Pennsylvania	None
MBS Insight, Inc.	Delaware	New York
GSI Marketing Services, Inc.	Pennsylvania	New York
Fetchback, Inc.	Delaware	Arizona, New Jersey, Kentucky, North Carolina, Illinois, New York
Clear Saleing, Inc.	Delaware	Ohio, Oregon, Illinois, California, Utah, New York, Texas

SCHEDULE 6.1(b)
SUBSIDIARIES
(i) Subsidiary Equity Interests

				Percentage of Equity
	Jurisdiction		Amount of	Interest Owned
	of	Type of Equity	Equity	Directly or Indirectly
Name of Subsidiary	Organization	Interest	Interest	by GSI Commerce, Inc.
GSI Equipment, Inc.	New York	Common Stock	100 shares	100%
7601 Trade Port Drive, LLC	Kentucky	Limited Liability Company Interest	10 units	100%
935 KOP Associates, LLC	Pennsylvania	Limited Liability Company Interest	10 units	100%
935 HQ Associates, LLC	Delaware	Limited Liability Company Interest	10 units	100%
1075 First Global Associates, LLC	Pennsylvania	Limited Liability Company Interest	10 units	100%
GSI Legacy Holdings, Inc.	Pennsylvania	Common Stock	100 shares	100%
ASFD, Inc.	Delaware	Common Stock	100 shares	100%
GSI Commerce Call Center, Inc.	Florida	Common Stock	100 shares	100%
GSI Luxembourg S.à.r.l	Luxembourg	Limited Liability Company (Societe a Responsabilite Limitee) Interest	125 shares	100%
GSI Commerce Solutions International, S.L.	Spain	Limited Liability Company (Sociedad de Responsabilidad Limitada) Interest	46,480 shares	100%
Zendor/GSI Commerce Limited	United Kingdom	Limited Company Interest	1,010 shares	100%
GSI Commerce South, Inc.	Delaware	Common Stock	100 shares	100%
Online Direct, Inc.	Delaware	Common Stock	100 shares	100%
Promotions Distributor Services Corporation	California	Common Stock	1,000 shares	100%
E-Dialog, Inc.	Delaware	Common Stock	100 shares	100%
E-Dialog UK Limited	England and Wales	Limited Company Interest	1 ordinary share	100%
GSI Interactive, Inc.	Delaware	Common Stock	100 shares	100%
KOP Promotions, LLC	Virginia	Limited Liability Company Interest	100 units	100%
Silverlign Group, Inc.	California	Common Stock	400,000 shares	100%
GSI Media, Inc. (f/k/a Peanut Butter Corporation)	Delaware	Common Stock	100 shares	100%
RueLaLa, Inc.	Delaware	Common Stock; Preferred Stock	964.4635 shares; 35.5365 shares	100%

				Percentage of Equity
	Jurisdiction		Amount of	Interest Owned
	of	Type of Equity	Equity	Directly or Indirectly
Name of Subsidiary	Organization	Interest	Interest	by GSI Commerce, Inc.
SmartBargains, Inc.	Delaware	Common Stock	100 shares	100%
SmartBargains Security Corporation	Massachusetts	Common Stock	1000 shares	100%
SB.com, Inc.	Delaware	Common Stock	1000 shares	100%
Retail Convergence.com, LP	Delaware	Partnership interests	99% limited partner interest and 1% general partner interest	100%
ShopRunner, Inc.	Pennsylvania	Common Stock	100 shares	100%
M3 Mobile, Incorporated	Pennsylvania	Common Stock	10,000 shares	100%
MBS Insight, Inc.	Delaware	Common Stock	1,000 shares	100%
VendorNet, Inc.	Delaware	Common Stock	100 shares	100%
GSI Marketing Services, Inc.	Pennsylvania	Common Stock	100 shares	100%
Fetchback, Inc.	Delaware	Common Stock	100 shares	100%
GSI Commerce Japan K.K.	Japan	Common Stock	100 common shares	100%
e-Dialog Singapore Private Ltd.	Singapore	Limited Company Interest	100 shares	100%
Clear Saleing, Inc.	Delaware	Common Stock	100 shares	100%
Gator Acquisition Corp.	Delaware	Common Stock	1 share	100%
Gator Acquisition LLC	Delaware	Limited Liability Company Interest	1 unit	100%
(ii) GSICS Equity Interests

Percentage of Equity
			Amount of	Interest Owned
	Jurisdiction of	Type of Equity	Equity	Directly or Indirectly
Name	Organization	Interest	Interest	by Parent
GSI Commerce Solutions, Inc.	Pennsylvania	Common Stock	100 shares	100%
(iii) Other Loan Party Equity Interests

Jurisdiction of
Name	Organization	Public Company
GSI Commerce, Inc.	Delaware	Yes

(iv) Options, Warrants or Other Rights Outstanding to Purchase Equity Interests
Parent’s stockholders have approved the following equity compensation plans: (i) Amended and Restated 1996 Equity Incentive Plan, (ii) 2005 Equity Incentive Plan and (ii) 2010 Equity Incentive Plan. The 2005 Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, restricted stock awards and other forms of equity compensation. Parent has issued stock options, restricted stock units and restricted stock awards under the 1996 Equity Incentive Plan and the 2005 Equity Incentive Plan. No future awards will be granted pursuant to the 1996 Equity Incentive Plan. In May 2010, Parent’s stockholders approved the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan authorizes the award of 3,500,000 shares of the Parent’s common stock. In addition, any outstanding stock awards previously granted under the Parent’s 2005 Equity Incentive Plan or the Parent’s Amended and Restated 1996 Equity Incentive Plan that expire, are terminated, cancelled or forfeited, or are withheld in satisfaction of payment of withholding taxes after May 28, 2010 will become available for grant under the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan will terminate on March 2, 2020, after which no further awards may be granted under the 2010 Plan.

SCHEDULE 6.1(e)
MATERIAL LITIGATION
None.

SCHEDULE 6.1(k)
PLEDGED COLLATERAL
1.	Limited Liability Company Agreement of KOP Promotions, LLC.

2.	Limited Partnership Agreement of Retail Convergence.com, LP, as amended by Consent and Amendment No. 1 thereto.

3.	Limited Liability Company Agreement of 935 KOP Associates, LLC.

4.	Limited Liability Company Agreement of 1075 First Global Associates, LLC, as amended by First Amendment thereto.

5.	Limited Liability Company Agreement of 7601 Trade Port Drive, LLC.

SCHEDULE 6.1(n)
ENVIRONMENTAL DISCLOSURES
None.

SCHEDULE 7.1
EXISTING INDEBTEDNESS
1.	GSI Commerce, Inc. 2.5% Convertible Notes due 2027 in the aggregate amount of $150,000,000, issued pursuant to an Indenture from GSI Commerce, Inc. to The Bank of New York, dated as of July 2, 2007.

2.	Master Lease Agreement between GSI Commerce Solutions, Inc. and PNC Equipment Finance, LLC, dated as of December 22, 2006, as amended, including without limitation, that certain Schedule of Leased Equipment No. 04225-004, dated as of June 30, 2008, assigned to Commerce Commercial Leasing, LLC and that certain assignment of a participation interest to Sovereign Bank on January 10, 2008.

3.	Capital Lease between Accretive Commerce and BB&T Equipment Finance, dated as of May 18, 2007, and any amendments thereto.

4.	Letter Agreement, dated as of January 11, 2008, for $2,000,000 Committed Line of Credit and $1,000,000 Existing Standby Letter of Credit between PNC Bank, National Association and GSI Commerce Solutions, Inc.

5.	Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of June 9, 2004, by 935 HQ Associates, LLC in favor of CIBC Inc.

6.	Promissory Note, dated as of June 9, 2004, by 935 HQ Associates, LLC in favor of CIBC Inc.

7.	Lease Agreement (Lease #15747-00400), dated as of August 31, 2005, between Bank of America Leasing & Capital, LLC and e-Dialog, Inc.

8.	Master Lease Agreement (Contract # 1693036), dated as of August 31, 2005, between Fleet Business Credit, LLC and e-Dialog, Inc.

9.	Master Lease Agreement Number 4502, dated as of August 27, 2004, between VenCore Solutions LLC and e-Dialog, Inc.

10.	Master Lease Agreement (Lease #13882), dated as of March 28, 2007, between Banc of America Leasing and Capital, LLC and e-Dialog, Inc.

11.	Master Lease Agreement, dated as of March 11, 2010, between Hewlett Packard Financial Services Company and Retail Converge, Inc.

12.	Master Lease Agreement (Contract #TFV-28514), dated as of July 16, 2008, between Delage Landen Financial Services Inc. and Retail Convergence, Inc.

13.	Master Lease Agreement, dated as of July 8, 2009, between Raymond Storage Concepts, Inc. and GSI Commerce, Inc.

14.	Master Lease Agreement, dated as of August 18, 2009, between Ikon Financial Services and GSI Commerce South, Inc.

15.	Wisconsin Community Development Block Grant Agreement between the Wisconsin Department of Commerce, Eau Claire County and GSI Commerce Call Center, Inc., effective as of October 1, 2007, and Promissory Note by GSI Commerce Call Center in favor of Wisconsin Department of Commerce, Eau Claire County, dated as of July 10, 2007.

16.	Master Lease Agreement (Contract #25000817) between De Lage Landen Financial Services Inc. and MBS Insight, Inc.

17.	Equipment Lease/Finance Agreement, dated as of March 31, 2009, between Axis Capital Inc. and Fetchback, Inc.

18.	Equipment Lease Agreement No. 915077, dated as of May 9, 2007, between Axis Capital Inc. and Fetchback, Inc.

19.	Equipment Lease Agreement No. 915077, dated as of June 6, 2007, between Axis Capital Inc. and Fetchback, Inc.

20.	Installment Payment Agreement No. 3025864, dated as of March 12, 2008, by and between Fetchback, Inc. and Bank of America Leasing & Capital, LLC and its supplier, ADG Communications.

21.	Master Lease Agreement #1109123, dated as of June 1, 2009, by and between Fetchback, Inc. and US Bancorp.

22.	Master Lease Agreement #1166359, dated as of June 22, 2009, by and between Fetchback, Inc and US Bancorp.

23.	Master Lease Agreement No. 8799357, dated as of May 16, 2008, by and between Fetchback, Inc. and Dell Financial Services, L.L.C. and the related schedules setting forth equipment leased.

24.	Equipment Lease Agreement No. 861125, dated as of February 5, 2008, by and between Fetchback, Inc. and Fidelity Capital Partners, LLC.

25.	Equipment Lease Agreement, dated as of February 5, 2008, by and between Fetchback, Inc. and Fidelity Capital Partners, LLC.

26.	Master Lease Agreement, dated as of October 5, 2010, by and between GSI Commerce, Inc. and TD Equipment Finance, Inc.

27.	Equipment Lease Agreement No. 8314, dated as of June 28, 2010, by and between Retail Convergence.com, LP and Cisco Systems Capital Corp.

28.	Master Lease and Financing Agreement No. 2719216625, dated as of September 17, 2010, by and between GSI Commerce, Inc. and Hewlett-Packard Financial Services Company.

29.	Payment Plan Agreement No. 6594, dated as of April 13, 2010, by and between GSI Commerce Solutions, Inc. and Oracle Credit Corp.

30.	Payment Plan Agreement, Payment Schedule No. 37625, dated as of February 26, 2010, by and between GSI Commerce Solutions, Inc. and Oracle Credit Corp.

31.	Payment Plan Agreement No. 6986, dated as of December 28, 2010, by and between GSI Commerce, Inc. and Oracle Credit Corp.

32.	Master Lease Agreement No. 3786041 by and between GSI Commerce Solutions, Inc. and IBM Credit LLC.

33.	Software License Agreement No. 031809, dated as of September 30, 2009, by and between GSI Commerce Solutions, Inc. and Sterling Commerce, Inc.

SCHEDULE 7.1(a)
OPINION OF COUNSEL
1.	Each of the Delaware Entities is a corporation or limited partnership, as applicable, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted.

2.	Each of the Pennsylvania Entities is a corporation or limited liability company, as applicable, and presently subsisting under the laws of the Commonwealth of Pennsylvania with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted.

3.	Each of the California Entities is a corporation validly existing and in good standing under the laws of the State of California with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted.

4.	The New York Entity is a corporation validly existing and in good standing under the laws of the State of New York with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted.

5.	Each California Entity, Delaware Entity, New York Entity and Pennsylvania Entity is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, in the jurisdictions listed opposite its name on Schedule I hereto.

6.	Each California Entity, Delaware Entity, New York Entity and Pennsylvania Entity has the corporate, limited liability company or limited partnership power and authority, as applicable, to enter into, execute, deliver and perform the Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party, has taken all necessary corporate, limited liability company or limited partnership action, as applicable, to authorize the execution, delivery and performance of such Loan Documents and has duly executed and delivered such Loan Documents.

7.	Each Loan Document to which a Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

8.	The execution and delivery by the Loan Parties of the Loan Documents to which they are parties do not, the performance by the Loan Parties of their respective obligations thereunder will not, and the grant by each Loan Party of the security interests under the Collateral Documents will not (i) result in a violation of the Parent Organizational Documents, the GSICS Organizational Documents, or the certificate of incorporation, articles of incorporation, bylaws, limited partnership agreement, limited liability company agreement, operating agreement or other organizational documents, as applicable, of any of the California Entities, Delaware Entities, New York Entity and Pennsylvania Entities, (ii) result in a conflict with or breach or default, or the creation or imposition of a Lien, under any Company Agreement (as defined in Schedule III hereto) or (iii) to our knowledge, violate any judicial or administrative judgment, order or decree to which any Loan Party is subject.

9.	The execution and delivery by each Loan Party of the Loan Documents to which it is a party do not, the performance by each Loan Party of its obligations thereunder will not, and the grant by each Loan Party of the security interests under the Collateral Documents will not require any approval from or filing with any governmental authority of the United States, the State of California, the State of New York or the Commonwealth of Pennsylvania or pursuant to the provisions of the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act except for (i) in the case of collateral consisting of securities, as may be required in connection with any disposition of securities by laws affecting the offering and sale of securities and (ii) the filings or other actions referred to in paragraphs 13 and 14 hereof.

10.	The execution and delivery by each Loan Party of the Loan Documents to which it is a party do not, the performance by each such Loan Party of its obligations thereunder will not, and the grant by each Loan Party of the security interests under the Collateral Documents will not result in any violation of any federal law of the United States or laws of the State of California, the State of New York or the Commonwealth of Pennsylvania or any regulation thereunder, or any provision of the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

11.	The extension of credit made on the date hereof and the use of the proceeds thereof in accordance with the provisions of the Credit Agreement do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

12.	Each of the Collateral Documents is effective to create in favor of the Administrative Agent, as security for the Obligations, as defined in the Credit Agreement, a security interest (the “Article 9 Security Interest”) in the collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”).

13.	The Financing Statements are in proper form for filing with the Filing Offices indicated opposite the name of each Loan Party on Schedule II hereto. Upon the filing of the Financing Statements with the Filing Offices indicated opposite the name of each Loan Party on Schedule II hereto, the Article 9 Security Interest in favor of the Administrative Agent in that portion of the Article 9 Collateral in which a security interest may be perfected by the filing of a financing statement under the California UCC, Delaware UCC, Florida UCC, Kentucky UCC, Massachusetts UCC, New York UCC, Pennsylvania UCC or Virginia UCC, as applicable, will be perfected.

14.	Upon (a) the execution of the IP Assignment by the parties thereto, (b) the filing of the Financing Statements with the Filing Offices indicated opposite the name of each Loan Party on Schedule II hereto, (c) the due recordation of the IP Assignment in the U.S. Patent and Trademark Office and (d) the due recordation of the IP Assignment in the U.S. Copyright Office, the Administrative Agent will have a valid and perfected security interest in the United States patents, trademarks and copyrights (the “Patents, Trademarks and Copyrights”) listed on the schedules to the IP Assignment that are duly and validly registered or recorded in the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, to the extent a security interest in the Patents, Trademarks and Copyrights may be perfected by the filing of a financing statement under the California UCC, Delaware UCC, Florida UCC, Kentucky UCC, Massachusetts UCC, New York UCC, Pennsylvania UCC or Virginia UCC, as applicable, by the filing of the IP Assignment in the U.S. Patent and Trademark Office or by the filing of the IP Assignment in the U.S. Copyright Office.

15.	The Article 9 Security Interest in that portion of the Article 9 Collateral consisting of certificated securities represented by the certificates identified on Schedule A to the Pledge Agreement will be perfected in the State of New York upon delivery of the certificates to the Administrative Agent.

16.	The Article 9 Security Interest in the Accounts (as defined in the Deposit Account Control Agreement) is perfected by the execution and delivery of the Deposit Account Control Agreement.

17.	No California Entity, Delaware Entity, New York Entity or Pennsylvania Entity is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

SCHEDULE 8.1(c)
INSURANCE REQUIREMENTS RELATING TO COLLATERAL
1.	The “certificate holder” box on each insurance certificate should contain the following:
Bank of America, N.A.
As Administrative Agent
Mail Code: CA4-702-02-25
2001 Clayton Road, 2nd Fl.
Concord, CA 94520
E-mail: Josie.T.Flores@baml.com
2.	“Bank of America, N.A.” must be listed as an “additional insured” on liability certificates.

3.	For property insurance, the Administrative Agent must be provided with (a) a copy of the declarations page of the policy and (b) a lender’s loss payable endorsement specifically listing the Administrative Agent as loss payee/mortgagee.

SCHEDULE 8.2(a)
PERMITTED INDEBTEDNESS
1.	Amended and Restated Credit Agreement, dated as of March 24, 2010, by and among GSI Commerce Solutions, Inc., as borrower, the guarantors named therein, the lenders named therein, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC and Bank of America, N.A., as joint lead arrangers and joint bookrunners (the “Existing Credit Agreement”).

2.	Swing Loan Note and all Revolving Credit Notes, each dated as of March 24, 2010, issued by GSI Commerce Solutions, Inc. in favor of PNC Bank, National Association, under the Existing Credit Agreement.

3.	Continuing Agreement of Guaranty and Suretyship, dated as of January 11, 2008, by GSI Commerce, Inc. and all subsidiaries of GSI Commerce, Inc. in favor of PNC Bank, National Association, as reaffirmed pursuant to that certain Reaffirmation Agreement, dated as of March 24, 2010, by the parties signatory thereto in favor of PNC Bank, National Association.

4.	GSI Commerce, Inc. 2.5% Convertible Notes due 2027 in the aggregate amount of $150,000,000, issued pursuant to an Indenture from GSI Commerce, Inc. to The Bank of New York, dated July 2, 2007.

5.	Letter Agreement, dated as of January 11, 2008, for $2,000,000 Committed Line of Credit and $1,000,000 Existing Standby Letter of Credit between PNC Bank, National Association and GSI Commerce Solutions, Inc.

6.	Mortgage, Assignment of Leases and Rents and Security Agreement, by 935 HQ Associates, LLC in favor of CIBC Inc., dated June 9, 2004.

7.	Wisconsin Community Development Block Grant Agreement between the Wisconsin Department of Commerce, Eau Claire County and GSI Commerce Call Center, Inc., effective October 1, 2007 and Promissory Note in the amount of $1,000,000 by GSI Commerce Call Center in favor of Wisconsin Department of Commerce, Eau Claire County, dated July 10, 2007.

SCHEDULE 8.2(d)
EXISTING INVESTMENTS
1.	4,000,000 shares of Series D-1 Convertible Preferred Stock of WebCollage, Inc. held by GSI Commerce, Inc.

2.	175,618 shares of Series G Preferred Stock of WebCollage, Inc. held by GSI Commerce, Inc.

3.	1,027,150 shares of Series C Convertible Preferred Stock of Allurent, Inc. held by GSI Commerce, Inc.

4.	455,111 shares of Common Stock of PowerReviews, Inc. held by GSI Commerce Solutions, Inc.

5.	Performance Warrant to Purchase 641,320 shares of Common Stock of PowerReviews, Inc. held by GSI Commerce Solutions, Inc.

6.	7,887,080 shares of Intershop Communications, AG held by GSI Commerce Solutions, Inc.

SCHEDULE 9.1(j)
EXISTING 5% SHAREHOLDERS

		Class of Voting	Number of	Percentage
Issuer	Shareholder	Securities	Shares Held	Held
GSI Commerce, Inc.	Michael G. Rubin	Common Stock	4,205,502	6.3%
	c/o GSI Commerce, Inc.
	935 First Avenue
	King of Prussia, PA 19406
GSI Commerce, Inc.	Fred Alger Management, Inc.	Common Stock	4,138,289	6.7%
	Alger Associates, Incorporated
	111 Fifth Avenue
	New York, NY 10003
GSI Commerce, Inc.	Wells Fargo & Company	Common Stock	6,842,049	10.31%
	420 Montgomery Street
	San Francisco, CA 94163
GSI Commerce, Inc.	Artisan Partners Holdings LP	Common Stock	6,732,700	10.1%
	875 East Wisconsin Avenue,
	Suite 800
	Milwaukee, WI 53202
GSI Commerce, Inc.	BlackRock, Inc.	Common Stock	4,410,616	6.63%
	40 East 52nd Street
	New York, NY 10022

SCHEDULE 11.5
ADMINISTRATIVE AGENT INFORMATION
Bank of America, N.A.
NC1-001-04-39
101 North Tryon Street
Charlotte, NC 28255
Daily Operations Contact:
Name: Nilesh Patel
Telephone: (980) 386-5094
Telecopy: (704) 719-8870
npatel@baml.com
Loan Closer Contact:
Name: Wayne A. Richard
Telephone: (980) 388-6484
Telecopy: (704) 208-3075
wayne.a.richard@baml.com
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Address: 135 S. LaSalle Street, IL1-231-05-41
Chicago, IL 60603
Attention: Fani Davidson
Telephone: (312) 923-0604
Telecopy: (312) 453-4217
fani.davidson@baml.com
L/C Issuer:
Bank of America, N.A.
Trade Operations
Address: 1 Fleet Way, PA6-580-02-30
Scranton, PA 18507
Attention: Alfonso Malave
Telephone: (570) 330-4212
Telecopy: (570) 330-4186
alfonso.malave@baml.com
USD PAYMENT INSTRUCTIONS:
Bank of America
New York NY
ABA 026009593
Acct # 1366212250600
Acct Name: Corporate Credit Services
Ref: GSI COMMERCE, INC.

EXHIBIT 1.1(A)
[FORM OF] ADMINISTRATIVE QUESTIONNAIRE
[Please see attached]
Exhibit 1.1(A) — 1
Form of Administrative Questionnaire

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO:

FAX #

I. Borrower Name:

	$	Type of Credit Facility

II. Legal Name of Lender of Record for Signature Page:

•	Signing Credit Agreement _____ YES _____ NO
•	Coming in via Assignment _____ YES _____ NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices? _____ YES _____ NO

1	12/2007

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

(Attention)

2	12/2007

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
IX. Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:
Lender Taxpayer Identification Number (TIN):             -
Tax Withholding Form Delivered to Bank of America*:
                     W-9
                     W-8BEN
                     W-8ECI
                     W-8EXP
                     W-8IMY
Tax Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON—U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

3	12/2007

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form
W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*	Additional guidance and instructions as to where to submit this documentation can be found at this link:
X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A. ABA # 026009593 New York, NY Acct. # Attn: Corporate Credit Services Ref: Name of Facility

4	12/2007

EXHIBIT 1.1(B)
[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.	Assignor[s]: __________________________

__________________________

2.	Assignee[s]: __________________________

__________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities.
Exhibit 1.1(B) — 1
Form of Assignment and Assumption Agreement

3.	Borrowers: GSI Commerce, Inc., a Delaware corporation, and GSI Commerce Solutions, Inc., a Pennsylvania corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of February 9, 2011, among GSI Commerce, Inc., a Delaware corporation (the “Parent”), and GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS” and, together with the Parent, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender.

6.	Assigned Interest[s]:

			Aggregate		Percentage
			Amount of	Amount of	Assigned of
		Facility	Commitment/Loans	Commitment/Loans	Commitment/	CUSIP
Assignor[s][6]	Assignee[s][7]	Assigned[8]	for all Lenders[9]	Assigned	Loans[10]	Number
			$	$	%
			$	$	%
			$	$	%
[7.	Trade Date: ][11]
Effective Date:                                         , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[Signature page follows]

[6]	List each Assignor, as appropriate.

[7]	List each Assignee, as appropriate.

[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

[9]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
Exhibit 1.1(B) — 2
Form of Assignment and Assumption Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][12]

GSI COMMERCE, INC., as Borrower

By:
Title:

GSI COMMERCE SOLUTIONS, INC., as Borrower

By:
Title:

[Consented to:][13]

[BANK OF AMERICA, N.A.][PNC BANK, NATIONAL ASSOCIATION], as Issuing Lender

By:
Title:

[12]	To be added unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that for any assignment for which the Borrowers’ consent is required, such consent shall be deemed to have been given if the Borrowers have not responded within five Business Days of a request for such consent.

[13]	To be added only for any assignment that increases the obligation of the Assignee(s) to participate in exposure under one or more Letters of Credit (whether or not then outstanding); provided, that the consent of the Issuing Lender shall not be required for (x) assignments of Term Loans or Term Loan Commitments to any Term Loan Lender or (y) assignments of Revolving Credit Loans or Revolving Credit Commitments to any Revolving Credit Lender.
Exhibit 1.1(B) — 3
Form of Assignment and Assumption Agreement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.8 and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.8 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Exhibit 1.1(B) — 4
Form of Assignment and Assumption Agreement

EXHIBIT 1.1(G)
[FORM OF] GUARANTOR JOINDER AND ASSUMPTION AGREEMENT
THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of _____, 20_____, by _____, a _____[corporation/partnership/limited liability company] (the “New Guarantor”).
12. BACKGROUND
Reference is made to (i) the Credit Agreement, dated as of February 9, 2011, as the same may be amended, restated, supplemented or modified from time to time (the “Credit Agreement”), by and among GSI COMMERCE SOLUTIONS, INC., a Pennsylvania corporation (the “Parent”), GSI COMMERCE SOLUTIONS, INC., a Pennsylvania corporation (“GSICS” and together with the Parent, the “Borrowers”), each of the Guarantors now or hereafter party thereto, the lenders now or hereafter party thereto (the “Lenders”) and BANK OF AMERICA, N.A., in its capacity as administrative agent for itself and the Lenders (the “Administrative Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship, dated                     , 2011, as the same may be amended, restated, supplemented or modified from time to time (the “Guaranty Agreement”), of Guarantors given to the Administrative Agent, as administrative agent for the Lenders, (iii) the Pledge Agreement, dated as of                     , 2011, as the same may be amended, restated, supplemented or modified from time to time (the “Pledge Agreement”) made by certain Loan Parties and certain of their Subsidiaries in favor of BANK OF AMERICA, N.A., as collateral agent (the “Collateral Agent”); (iv) the Security Agreement, dated as of                     , 2011, as the same may be amended, restated, supplemented or modified from time to time (the “Security Agreement”) made by the Loan Parties in favor of the Collateral Agent; and (v) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time (collectively, the “Loan Documents”).
13. AGREEMENT
Capitalized terms defined in the Credit Agreement are used herein as defined therein.
New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrowers and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a “Guarantor”, jointly and severally, under the Credit Agreement, a “Guarantor,” jointly and severally with the existing Guarantors under the Guaranty Agreement, a “Pledgor”, jointly and severally, under the Pledge Agreement, a “Debtor” jointly and severally, under the Security Agreement, and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Lenders or Guarantors are a party; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan, Letter of Credit or any Revolving Credit Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other obligations of the Lenders under the Loan Documents, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, the Guaranty Agreement, the Pledge Agreement, the Security Agreement and each of the other Loan Documents, jointly and severally, with the existing parties thereto. Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 6 of the Credit Agreement applicable to a Loan Party are true and correct as to New Guarantor on and as of the date hereof and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty Agreement, Pledge Agreement, Security Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.
New Guarantor hereby makes, affirms, and ratifies in favor of the Administrative Agent, the Collateral Agent and the Lenders, the Credit Agreement, Guaranty Agreement, the Pledge Agreement, the Security Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent and the Lenders.
Exhibit 1.1(G) — 1
Form of Guarantor Joinder and Assumption Agreement

New Guarantor is simultaneously delivering to the Administrative Agent and the Lenders the documents, together with this Guarantor Joinder and Assumption Agreement, required under Sections 7.1 and 8.2(i).
In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent or the Lenders to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the other Loan Documents.
New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent and the Lenders of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.
In connection with its becoming a Debtor under the Security Agreement, New Guarantor grants to and creates in favor of the Collateral Agent a first priority security interest under the Code in and to the Collateral to secure the due and punctual payment and performance of the Debt in full. Such security interest shall be subject to the terms and conditions set forth in the Security Agreement. (Capitalized terms used in this paragraph and not otherwise defined have the meanings given to them in the Security Agreement).
In connection with becoming a Pledgor under the Pledge Agreement, New Guarantor grants to the Collateral Agent a first priority security interest in New Guarantor’s now existing and hereafter acquired and/or arising right, title and interest in, to and under the Pledged Collateral owned by New Guarantor, whether now or hereafter existing and wherever located. Such security interest shall be subject to the terms and conditions set forth in the Pledge Agreement. (Capitalized terms used in this paragraph and not otherwise defined have the meanings given to them in the Pledge Agreement).
NEW GUARANTOR SHALL CAUSE BORROWER TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS REQUIRED BY SECTION 8.2(i) OF THE CREDIT AGREEMENT.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written with the intention that this Guarantor Joinder and Assumption Agreement constitute a sealed instrument.

ATTEST:

	By:		(Seal)

Name:		Name:

Title:		Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Collateral Agent

By:

Name:

Title:

Exhibit 1.1(G) — 2
Form of Guarantor Joinder and Assumption Agreement

EXHIBIT 1.1(N)
[FORM OF] NOTE
FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender.
The Borrowers promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
Exhibit 1.1(N) — 1
Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GSI COMMERCE, INC.
By:
Name:
Title:

GSI COMMERCE SOLUTIONS, INC.
By:
Name:
Title:

Exhibit 1.1(N) — 2
Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of Loan	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

Exhibit 1.1(N) — 3
Form of Note

EXHIBIT 2.4(a)
[FORM OF] REVOLVING CREDIT LOAN REQUEST
Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Commerce, Inc., a Delaware corporation (the “Parent”), GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS” and, together with the Parent, the “Borrowers”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender.
The undersigned hereby requests (select one):

☐ A borrowing of Revolving Credit Loans	☐ A renewal or conversion of Revolving Credit Loans	☐ A paydown of Revolving Credit Loans
☐ The Base Rate Option                                           ☐ The LIBOR Rate Option
1.	On (a Business Day).

2.	In the amount of $ .

3.	For Revolving Credit Loans to which the LIBOR Rate Option applies: with an Interest Period of months.

4.	The proceeds of any Revolving Credit Loans requested herein shall be disbursed to the account of .
The Revolving Credit Loan borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.1(a) of the Agreement.

GSI COMMERCE, INC.
By:
Name:
Title:

GSI COMMERCE SOLUTIONS, INC.
By:
Name:
Title:

Exhibit 2.4(A) — 1
Form of Revolving Credit Loan Request

EXHIBIT 2.4(b)
[FORM OF] SWING LOAN REQUEST
Date: ___________, _____

To:	Bank of America, N.A., as Swing Loan Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Commerce, Inc., a Delaware corporation (the “Parent”), GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS” and, together with the Parent, the “Borrowers”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender.
The undersigned hereby requests (select one):
☐ A borrowing of Swing Loans                      ☐ A paydown of Swing Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	The proceeds of any Swing Loan requested herein shall be disbursed to the account of .
The Swing Loan borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.1(c) of the Agreement.

GSI COMMERCE, INC.
By:
Name:
Title:

GSI COMMERCE SOLUTIONS, INC.
By:
Name:
Title:

Exhibit 2.4(B) — 1
Form of Swing Loan Request

EXHIBIT 2.8
[FORM OF] LETTER OF CREDIT REPORT
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent GSI Commerce, Inc., as Borrower GSI Commerce Solutions, Inc., as Borrower
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Commerce, Inc., a Delaware corporation (the “Parent”), GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS” and, together with the Parent, the “Borrowers”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender.
This report is being delivered pursuant to Section 2.8(j) of the Agreement. Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

	Maximum	Current
	Face	Face	Beneficiary	Issuance	Expiry	Auto	Date of	Amount of
L/C No.	Amount	Amount	Name	Date	Date	Renewal	Amendment	Amendment

[NAME OF ISSUING LENDER]
By:
Name:
Title:

Exhibit 2.8 — 1
Form of Letter of Credit Report

EXHIBIT 3.1
[FORM OF] TERM LOAN REQUEST
Date:                     ,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Commerce, Inc., a Delaware corporation (the “Parent”), GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS” and, together with the Parent, the “Borrower”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender.
The undersigned hereby requests (select one):
☐ A borrowing of Term Loans          ☐ A renewal or conversion of Term Loans          ☐ A paydown of Term Loans
☐ The Base Rate Option                         ☐ The LIBOR Rate Option
1.	On (a Business Day).

2.	In the amount of $ .

3.	For Term Loans to which the LIBOR Rate Option applies: with an Interest Period of months.

4.	The proceeds of any Term Loans requested herein shall be disbursed to the account of .

GSI COMMERCE, INC.
By:
Name:
Title:

GSI COMMERCE SOLUTIONS, INC.
By:
Name:
Title:

Exhibit 3.1 — 1
Form of Term Loan Request

EXHIBIT 7.1
[FORM OF] SOLVENCY CERTIFICATE
This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 7.1(a)(x) of the Credit Agreement, dated as of February 9, 2011 (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among GSI Commerce, Inc., a Delaware corporation (the “Parent”), GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS” and, together with the Parent, the “Borrowers”), the Guarantors from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.
I hereby certify on behalf of the Loan Parties as follows:
1. I am the duly qualified and acting Chief Financial Officer of the Borrowers and in such capacity am a senior financial officer with responsibility for the management of the financial affairs of the Borrowers and the preparation of consolidated financial statements of the Parent and its subsidiaries. I acted on behalf of the Borrowers in connection with the negotiation and execution of the Credit Agreement, the other Loan Documents and each other document relating to the Acquisition and the extension of credit under the Credit Agreement. In connection with the following certifications, I have reviewed the financial statements of the Borrowers and their subsidiaries.
2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrowers for the purpose of discussing the meaning of its contents and the purpose for which it is to be used. I have made such investigations and inquiries as I have deemed to be necessary and prudent, and have reviewed the Credit Agreement, the other Loan Documents and each other document relating to the Acquisition and the extension of credit under the Credit Agreement. I am providing this certificate solely in my capacity as an officer of the Borrowers.
3. The fair value of the property of the Loan Parties, taken as a whole, is not as of the date hereof, nor will it be after giving effect to the Acquisition and the extensions of credit under the Credit Agreement, less than the total amount of liabilities, including contingent liabilities, of the Loan Parties, taken as a whole (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).
4. On the date hereof before and after giving effect to the Acquisition and the extensions of credit under the Credit Agreement, the present fair salable value of the assets of the Loan Parties, taken as a whole, is greater as of the date hereof than the total amount of liabilities, including contingent liabilities, of the Loan Parties, taken as a whole (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).
5. The Loan Parties are not incurring, and do not intend to incur, debts or liabilities beyond the Loan Parties’ ability to pay such debts and liabilities as they mature.
6. The Loan Parties, taken as a whole, are not, and after giving effect to the Acquisition and the extensions of credit under the Credit Agreement, will not be, left with property remaining in its hands constituting “unreasonably small capital.” I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by the Loan Parties in light of the projected financial statements and available credit capacity.
7. The Loan Parties, taken as a whole, are, and after giving effect to the Acquisition and the extensions of credit under the Credit Agreement, will be, able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.
[Signature Page Follows]
Exhibit 7.1 — 1
Form of Solvency Certificate

IN WITNESS WHEREOF, I have hereunto set my hand this      day of                     , 2011.

GSI COMMERCE, INC.
By:
Name:	Michael Conn
Title:	Chief Financial Officer

GSI COMMERCE SOLUTIONS, INC.
By:
Name:	Michael Conn
Title:	Chief Financial Officer

Exhibit 7.1 — 2
Form of Solvency Certificate

EXHIBIT 8.3(c)
[FORM OF] QUARTERLY COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of February 9, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Commerce, Inc., a Delaware corporation (the “Parent”), GSI Commerce Solutions, Inc., a Pennsylvania corporation (“GSICS” and, together with the Parent, the “Borrower”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Loan Lender and Issuing Lender. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
The undersigned [Chief Executive Officer/President/Chief Financial Officer] hereby certifies as of the date hereof that he/she is the                                                             of the Borrowers, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrowers, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1. The Parent has delivered the year-end audited financial statements required by Section 8.3(b) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1. The Parent has delivered the unaudited financial statements required by Section 8.3(a) of the Agreement for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by such financial statements.
3. A review of the activities of the Parent during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period, each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Potential Default or Event of Default has occurred and is continuing.]
—or—
[to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed, and the following is a list of each such Potential Default or Event of Default and its nature and status:]
4. The representations and warranties of the Borrowers contained in Section 6 of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (i) and (ii) of Section 6.1(f) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (b) and (a), respectively, of Section 8.3 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
Exhibit 8.3(C) — 1
Form of Quarterly Compliance Certificate

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                     ,           .

GSI COMMERCE, INC.
By:
Name:
Title:

GSI COMMERCE SOLUTIONS, INC.
By:
Name:
Title:

Exhibit 8.3(C) — 2
Form of Quarterly Compliance Certificate

For the Quarter/Year ended __________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

	Actual	Required
Prepayment of Indebtedness	___________	not more than $___________[1]

Leverage Ratio

consolidated Indebtedness of the Loan Parties and their Subsidiaries on the Statement Date divided by	___________

Consolidated Adjusted EBITDA for the four fiscal quarters ended on the Statement Date	___________

Leverage Ratio	___________	not more than 4.0 to 1.0

Fixed Coverage Ratio
Consolidated EBITDA for the four fiscal quarters ended on the Statement Date divided by	___________

Fixed Charges	___________

Fixed Charge Coverage Ratio	___________	not less than 2.5 to 1.00

Cash and Cash Equivalents	___________	not less than $30,000,000[2]

Senior Leverage Ratio
consolidated Indebtedness of the Loan Parties and their Subsidiaries on the Statement Date which is secured by a Lien on any of their property divided by	___________
Consolidated Adjusted EBITDA for the four fiscal quarters ended on the Statement Date	___________

Senior Leverage Ratio	___________	not to exceed 2.5 to 1.0

Foreign Subsidiaries
The Company’s Foreign Subsidiaries own consolidated assets equal to	___________
The Company’s consolidated total assets	___________
Percentage owned by Foreign Subsidiaries	___________	not more than __________%[3]

Maximum dividends, distributions and stock repurchases prior to February 9, 2013.

Aggregate dividends or other distributions payable to another Loan Party	___________

plus

Aggregate amount of stock repurchases of the common equity of the Parent made on or prior to February 9, 2013	___________	not to exceed $50,000,000

plus

Aggregate dividends or other distributions (other than payable to another Loan Party)	___________

Total	___________	not to exceed the Applicable Amount

[1]	Refer to Section 8.2(n) of Credit Agreement to determine applicable maximum amount.

[2]	Of which not less than $25,000,000 shall be owned by the Parent, GSICS and/or the Domestic Subsidiaries and maintained in the United States. Refer to Section 8.2(q) of Credit Agreement.

[3]	Refer to Section 8.2(r) for applicable percentage.
Exhibit 8.3(C) — 3
Form of Quarterly Compliance Certificate

For the Quarter/Year ended __________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Twelve
Consolidated	Quarter	Quarter	Quarter	Quarter	Months
EBITDA	Ended	Ended	Ended	Ended	Ended
(A)

Net income
(B)

+ interest expense
(C)

+ depreciation
(D)

+ amortization
(E)

+ income tax expense
(F)

+   other non-cash charges to net income (other than the write-down of current assets but including, without limitation, non-cash stock-based compensation expense, non-cash investment, goodwill or other intangible impairment charges)

(G)

- non-cash credits to net income
(H)

- cash payments made on account of non-cash charges included in EBITDA in a prior period
Exhibit 8.3(C) — 4
Form of Quarterly Compliance Certificate

Twelve
Consolidated	Quarter	Quarter	Quarter	Quarter	Months
EBITDA	Ended	Ended	Ended	Ended	Ended
(I)

+   any expenses directly resulting from GAAP treatment of earn-out liabilities incurred in connection with any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition and the payment of such liabilities during such period of determination

(J)

+   to the extent deducted in determining EBITDA for such period, one-time third party transaction expenses directly related to the Acquisition or any Permitted Acquisition, as documented to the Administrative Agent in reasonable detail

(K)

+   to the extent deducted in determining EBITDA for such period, one-time integration expenses directly related to the Acquisition or any Permitted Acquisition, as documented to the Administrative Agent in reasonable detail

(L)

+ the expense resulting from any upward adjustment in inventory valuation directly related to any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition
(M)

- non-cash credits to net income
Exhibit 8.3(C) — 5
Form of Quarterly Compliance Certificate

Twelve
Consolidated	Quarter	Quarter	Quarter	Quarter	Months
EBITDA	Ended	Ended	Ended	Ended	Ended
(N)

-   the amount, if any, included in rows (A) through (K) above attributable in such period to Persons which have been divested during such period or which are the subject of written agreements providing for their divestiture, which amount, and method of calculating such amount, shall be reasonably satisfactory to the Administrative Agent

(O)

-   any income directly resulting from GAAP treatment of earn-out liabilities incurred in connection with any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition and the payment of such liabilities during such period of determination

(P)

-   any downward adjustment in inventory valuation directly related to any acquisition consummated on or prior to the Closing Date or any Permitted Acquisition, in each case occurring in such period of determination

= Consolidated EBITDA[4]

[4]	Provided that the aggregate amount added to EBITDA pursuant to row (K) in the Consolidated EBITDA table above, together with the aggregate amount added to Consolidated EBITDA pursuant to row (C) of the Consolidated Adjusted EBITDA table below, in any period of four consecutive fiscal quarters shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustments pursuant to row (K) in the Consolidated EBITDA table above and row (C) of the Consolidated Adjusted EBITDA table below.
Exhibit 8.3(C) — 6
Form of Quarterly Compliance Certificate

($ in 000’s)
Consolidated Adjusted EBITDA
(in accordance with the definition of Consolidated Adjusted EBITDA as set forth in the Agreement)

Consolidated					Twelve
Adjusted	Quarter	Quarter	Quarter	Quarter	Months
EBITDA	Ended	Ended	Ended	Ended	Ended
(A)

Consolidated EBITDA
(B)

+   (or - , if negative) with respect to any entity acquired during such period as a result of the Acquisition or a Permitted Acquisition, EBITDA of such entity for such period prior to such Acquisition or Permitted Acquisition (whether positive or negative), which have been realized or are reasonably expected to be realized within 12 months following the Acquisition or the relevant Permitted Acquisition, as the case may be

(C)

+   (or - , if negative) cost savings, operating expense reductions, restructuring costs or other operating improvements or synergies (net of continuing associated expenses) in connection with the Acquisition or Permitted Acquisitions to the extent factually supportable, which have been realized or are reasonably expected to be realized within 12 months following the Acquisition or the relevant Permitted Acquisition, as the case may be

= Consolidated Adjusted EBITDA[5]

[5]	Provided that (i) any such increase or decrease to Consolidated EBITDA shall be determined in good faith by an Authorized Officer of the Borrowers and shall be set forth in a reasonably detailed certificate of an Authorized Officer of the Borrowers, using, for purposes of making such calculations, the historical consolidated financial statements of the Borrowers and their Subsidiaries which shall be reformulated as if such relevant transaction, and any other relevant transactions that have been consummated during the period, had been consummated on the first day of such period, (ii) any such increase or decrease to Consolidated EBITDA shall be without duplication for cost savings, operating expense reductions or other operating improvements or synergies or additional costs already included in such Consolidated EBITDA for such period of determination and (iii) the aggregate amount added to or included in Consolidated EBITDA pursuant to row (C) of the Consolidated Adjusted EBITDA table above, together with the aggregate amount added to EBITDA pursuant to row (K) of the Consolidated EBITDA table above, in any period of four consecutive fiscal quarters shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustments pursuant to row (C) of the Consolidated Adjusted EBITDA table above and row (K) of the Consolidated EBITDA table above).
Exhibit 8.3(C) — 7
Form of Quarterly Compliance Certificate

($ in 000’s)
Consolidated Cash Flow
(in accordance with the definition of Consolidated Cash Flow as set forth in the Agreement)

Twelve
	Quarter	Quarter	Quarter	Quarter	Months
Consolidated Cash Flow	Ended	Ended	Ended	Ended	Ended
(A)

Consolidated EBITDA for such fiscal year
(B)

- Fixed Charges for such fiscal year and any cash expenditures made to satisfy earn-out liabilities during such fiscal year
(C)

- Capital Expenditures for such fiscal year and any cash expenditures made to satisfy earn-out liabilities during such fiscal year
= Consolidated Cash Flow (but only if positive)
Exhibit 8.3(C) — 8
Form of Quarterly Compliance Certificate

($ in 000’s)
Applicable Amount
(in accordance with the definition of Applicable Amount
as set forth in the Agreement)

Twelve
	Quarter	Quarter	Quarter	Quarter	Months
Applicable Amount	Ended	Ended	Ended	Ended	Ended
(A)

$75,000
(B)

+ an amount, determined on a cumulative basis, but not less than zero, equal to the aggregate amount of Consolidated Cash Flow for each fiscal year ended prior to such time multiplied by 0.25[6]
(C)

- any amounts thereof used to make dividends or other distributions pursuant to Section 8.2(e)(iii) [Dividends and Related Distributions] of the Agreement after the Closing Date and prior to such time
(D)

-   any amounts thereof used to make prepayments, redemptions or repurchases permitted by Section 8.2(n)(ii) [Repayment of Indebtedness] of the Agreement (including, without duplication, any amounts thereof scheduled to be used to make prepayments, redemptions or repurchases of Indebtedness incurred pursuant to Section 8.2(a)(vi) [Indebtedness] of the Agreement, which amounts shall reduce the Applicable Amount, to the extent provided in Section 8.2(a)(vi)(C) [Indebtedness], at the time such Indebtedness is incurred) after the Closing Date and prior to such time

= Applicable Amount

[6]	Commencing with Consolidated Cash Flow for the fiscal year ending December 31, 2011.
Exhibit 8.3(C) — 9
Form of Quarterly Compliance Certificate